                      JOINT VENTURE AGREEMENT



                              BETWEEN



                            SOLUTIA INC.



                                AND



                          FMC CORPORATION




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

                                 TABLE OF CONTENTS

1.       Definitions                                                               1
2.       Creation of the Joint Venture and its Structure                           5
3.       PCL3 and POCL3                                                            6
4.       Termination of Joint Venture after the Effective Date                     8
5.       Parties' Interests in the Joint Venture                                   8
6.       Parties' Contributions to the Joint Venture and Financing                 9
7.       Net Asset Value Adjustments                                              11
8.       Parties' Withdrawal from the Field of Agreement; Rights of First Refusal 12
9.       Future Products and Developments                                         15
10.      Supervision of the Joint Venture                                         16
11.      Management of the Joint Venture                                          17
12.      Post-Effective Date Agreements                                           17
13.      The Joint Venture's Personnel                                            18
14.      Liabilities                                                              20
15.      Environmental Provisions                                                 22
   15.1.    Exclusive Remedy                                                      22
   15.2.    FMC Group's and Solutia Group's Responsibilities                      23
   15.3.    Joint Venture's Responsibilities                                      27
   15.4.    Indemnity for compliance with Environmental Law                       27
   15.5.    Access                                                                28
   15.6.    Confidentiality                                                       28
   15.7.    Participation Permitted                                               28
   15.8.    Application and Conditions                                            29
   15.9.    Permit Transfers                                                      29
   15.10.   Cooperation                                                           30
   15.11.   Cessation of Manufacture                                              31
   15.12.   Special Provision Regarding Definitions                               31
16.      Warranties by the Parties; Guaranties of Parents                         31
17.      Conditions Precedent; Termination of Agreement                           32
18.      Operations until Transfer                                                33
19.      Assignment; Pledge of Joint Venture Interest                             33
20.      Costs, Fees and Taxes                                                    33
21.      Notices                                                                  34
22.      Law                                                                      35
23.      Miscellaneous provisions                                                 35
   23.1.    Third Parties                                                         35
   23.2.    Brokers                                                               35
   23.3.    Press Releases                                                        35
   23.4.    Entire Agreement Confidentiality                                      35
   23.5.    Counterparts                                                          36
   23.6.    Amendment; Waiver; Headings                                           36
   23.7.    Due Diligence                                                         36
   23.8.    Auditors                                                              36
   23.9.    Supremacy                                                             36
   23.10.   Settlements                                                           37
24.      Special Provisions Regarding Fosbrasil                                   37
25.      Dispute Resolution Procedures                                            37
26.      Joint Venture to be Bound                                                38

                      JOINT VENTURE AGREEMENT

     This Joint Venture Agreement (this "Agreement") is made April 29, 1999, and is by and between Solutia Inc., a Delaware Corporation
("Solutia") and FMC Corporation, a Delaware corporation ("FMC").

                              RECITALS

A. Currently, the FMC Group and the Solutia Group are participants in the global Phosphorus Chemicals market. Their product ranges are diverse, serve many customers with global positions, and are essentially complementary.

B. The demand side of the worldwide Phosphorus Chemicals market has undergone significant change in the past few years. The parties believe that, to continue to provide customers with the best range and quality of products at competitive prices, to make the investment required to keep up with increasingly sophisticated customer demands, and to encourage efficient innovations, it is appropriate now to bring their respective Phosphorus Chemicals businesses (except as provided in Article 3) together in a worldwide Joint Venture.

C. Such Joint Venture shall be an autonomous entity with sufficient management, personnel, financial, mechanical, technological, land or leases of land, and other resources and assets, to allow it to be managed independently of its owners.

D. Without derogating from the principles of Recital C, it is also anticipated and recognized by the parties that a period of transition will be required in order to allow the Joint Venture to establish itself as an independent entity and, as a result of the location of the parties' respective production facilities, certain longer-term relationships will have to continue between the parties and the Joint Venture.

E. The parties envision the Joint Venture continuing in effect for an indefinite period.

                             AGREEMENT

     Now therefore, the parties agree:

1. DEFINITIONS. In this Agreement, the following words shall have the meanings set forth below:


     1.1.  "BOARD" is defined in Article 10.1 hereof.

     1.2. "BRAZILIAN CONSENTS" shall mean those consents of any governmental authority, or any third party who is an owner of Fosbrasil, in each case, from whom the consent to transfer the Transferred Assets located in Brazil or Solutia's interest in Fosbrasil to the Joint
Venture is required.

     1.3.  "CEO" is defined in Article 10.5 hereof.

     1.4.  "CERCLA" means the statutes contained in 42 U.S.C.
Sections 9601-9675, and all rules and regulations promulgated thereunder, as amended or replaced from time to time.

     1.5.  "CLAIMANT" is defined in Article 14.1 hereof.




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     1.6.  "DESIGN PARAMETERS" shall mean the design and performance criteria for the projects necessary to be in compliance with Pocatello Consent Decree as developed in accordance with Article 15.2(c)(i).

     1.7.  "DISCLOSING PARTY" is defined in Article 23.4 hereof

     1.8.  "DISPUTING PARTY" is defined in Article 7.1.

     1.9.  "DOJ" is defined in Article 2.4 hereof

     1.10. "EFFECTIVE DATE" means 12:01 a.m. (1ocal time where each of the Transferred Assets are located) on a date that the parties may mutually agree in writing. The parties intend that the Effective Date will be on the first day of a calendar month.

     1.11. "ENVIRONMENTAL COSTS" shall mean any and all verifiable costs and expenses, paid to third parties or otherwise incurred, as evidenced by itemized invoices, for a Remedial Action, arising out of the presence of Facilities Substances and/or Non-Facilities Substances in, on, or under the Facilities or which have been released or migrated from the Facilities or to the extent caused in whole or in part, by any event, condition or circumstance occurring or existing at the Facilities at any time before, on or after the Effective Date.

     1.12. "EXCLUDED ASSETS" means operating assets that are used in, but not exclusively dedicated to, a party's Phosphorus Chemicals business which will be provided to the Joint Venture under lease, operating or transition services agreements, or such other assets mutually agreed to by the parties.

     1.13. "FACILITIES" means, collectively, the FMC Facilities and the Solutia Facilities.

     1.14. "FACILITIES SUBSTANCES" are, with respect to the FMC Facilities and the Solutia Facilities, respectively, those chemical substances associated with the production of products from and after January 1, 1998 at the facilities listed on Appendices 1.48A and 1.48B hereto, respectively, including, without limitation, those products produced at such locations after the Effective Date.

     1.15. "FIELD OF AGREEMENT" is defined in Appendix 1.15 attached hereto.

     1.16. "FMC FACILITIES" means, collectively, (i) the locations listed on Appendix 1.48A and its environs, (ii) any site providing raw materials (excluding soda ash) to any of the locations listed on Appendix 1.48A, such as any mine, or (iii) any other site, whether owned or leased, related in any way, including but not limited to waste disposal, to any of the locations listed on Appendix 1.48A.

     1.17. "FMC GROUP" shall mean FMC and each and every entity in which FMC holds, directly or indirectly, more than 50 percent (50%) ownership or voting rights, but excluding, hereunder, unless otherwise specifically stated otherwise, the Foret Phosphorus Chemicals Business and the Venezuelan Interest; provided, however, that for purposes of this Agreement, on and from the Effective Date, entities that become part of the Joint Venture shall no longer be considered a part of the FMC Group.

     1.18. "FORET" means FMC Foret, S.A., which is 100% owned by the FMC Group.

     1.19. "FORET PHOSPHORUS CHEMICALS BUSINESS" means the business, listed by product, conducted by Foret which is within the Field of Agreement as described on Appendix 1.19.

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     1.20. "FOSBRASIL" shall mean that certain Brazilian corporation, named Fosbrasil S.A. (formerly known as Fosbrasil Industria Brasileira De Acido Fosforico Ltda), which is owned by, or held for the benefit of, Solutia Participacoes, Ltda., Societe Chimique Prayon-Rupel S.A., Prayon Development S.A., and Quimbrasil-Quimica Industrial Brasileira S.A.

     1.21. "FTC" is defined in Article 2.4.

     1.22. "GROUP" shall mean the FMC Group or the Solutia Group, including the relevant entities of the Solutia Group or the FMC Group, as the case may be.

     1.23. "GROUP HEAD" is defined in Article 25 hereof.

     1.24. "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

     1.25. "JOINT VENTURE" means the joint venture to be formed between the FMC Group and the Solutia Group in accordance with the principles set out in this Agreement. References to the Joint Venture shall include reference to the relevant constituent entities of the Joint Venture as the context requires.

     1.26. "INDEMNIFYING GROUP" is defined in Article 14.1 hereof.

     1.27. "INFORMATION" is defined in Article 23.4 hereof

     1.28. "LOSSES" shall mean any and all actual losses, liabilities, damages, penalties (including, without limitation, governmental penalties), obligations, awards, fines, deficiencies, interest, claims (including third party claims), costs and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description), and all actual payments to third parties, but excluding punitive, special, incidental, unforeseen or other consequential damages incurred by a party resulting from, arising out of or incident to (y) any matter for which indemnification is provided under this Agreement, or (z) the enforcement by a Claimant of its rights to indemnification under this Agreement.

     1.29. "MANAGEMENT" is defined in Article 11.1 hereof.

     1.30. "MAT SEVERANCE COSTS" is defined in Article 13.4 hereof.

     1.31. "MASTER OPERATING AGREEMENT" is defined in Article 12.2 hereof.

     1.32. "NON-FACILITIES SUBSTANCES" are any chemical substances that are not Facilities Substances.

     1.33. "NORTH AMERICA" is defined in Article 8.4.6 hereof.

     1.34. "PARTIES" shall mean Solutia and FMC.

     1.35. "PHOSPHORUS CHEMICALS" is defined in Appendix 1.15 attached hereto.

     1.36. "POCATELLO CONSENT DECREE" means that certain consent decree (together with all attachments and appendices thereto) between FMC and the United States lodged in the United States

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

District Court for the District of Idaho on October 16, 1998, together with the federal implementation plan (as proposed, and ultimately finalized, together with all attachments and appendices thereto), and all related agreements, orders and decrees, including all amendments, supplements, or modifications to each of the foregoing or any replacements thereof.

     1.37. "PPA TECHNOLOGY" shall mean the technology, trademarks, and patents described (including the ownership thereof) on Appendix 1.37 attached hereto together with all related know-how and all related rights, whether owned by, or licensed to, the FMC Group or to which the FMC Group has rights which is used to make technical and/or food grade wet processed purified phosphoric acid. "PPA Technology" expressly includes all future improvements and upgrades thereto.

     1.38. "RCRA" means the statutes contained in 42 U.S.C.
Sections 6901-6992, and all rules and regulations promulgated thereunder, as amended or replaced from time to time.

     1.39. "RECIPIENT PARTY" is defined in Article 23.4 hereof.

     1.40. "REMEDIAL ACTION" shall mean environmental remediation (including, without limitation, site investigation, testing, any related removal, sampling, clean-up, disposal, encapsulation, air, soil and groundwater clean-up, and monitoring and advocacy of or defense of any such activity), as imposed by any Requirements of Environmental Law applicable to the Facilities resulting in Environmental Costs. Such environmental remediation shall mean remediation pursuant to consent decree, administrative order, judicial decree or order, permits, licenses or registrations.

     1.41. "REQUIREMENTS OF ENVIRONMENTAL LAW" shall mean the legal requirements of environmental laws, rules and regulations in effect at and/or after the Effective Date and applicable to the Facilities.

     1.42. "REVIEWED PARTY" is defined in Article 6.6 hereof.

     1.43. "REVIEWING PARTY" is defined in Article 6.6 hereof.

     1.44. "SELLING PARTY" is defined in Article 4 hereof.

     1.45. "SOLUTIA FACILITIES" means, collectively, excluding, in all cases, the Soda Springs, Idaho facility, the Rock Springs, Wyoming facility, and any mines related to the foregoing two sites, (i) the locations listed on Appendix 1.48B and its environs, (ii) any site providing raw materials to any of the locations listed on Appendix 1.48B, such as any mine, or (iii) any other site, whether owned or leased, related in any way, including but not limited to waste disposal, to any of the locations listed on Appendix 1.48B.

     1.46. "SOLUTIA GROUP" shall mean Solutia and each and every entity in which Solutia holds, directly or indirectly, more than 50 percent (50%) ownership or voting rights; provided, however, that for purposes of this Agreement, on and from the Effective Date, entities that become part of the Joint Venture shall no longer be considered a part of the Solutia Group.

     1.47. "THIRD PARTY COSTS" shall mean any and all verifiable costs and expenses including but not limited to legal fees and expenses, investigatory expenses and court costs, paid to third parties (except for claims of employees of either party hereto arising out of their employment within the Facilities), for third party claims, demands, suits, damages, liabilities or loss (including but not limited to property damage, illness, bodily injury, death or governmental fines or penalties) arising out of the presence of Facilities Substances and/or Non-Facilities Substances in, on, or under the Facilities or which have been released or

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

migrated from the Facilities (including but not limited to slag used as aggregate and/or concrete offsite) or to the extent caused in whole or in part by any event, condition or circumstance occurring or existing at the Facilities at any time before, on or after the Effective Date.

     1.48. "TRANSFERRED ASSETS" means the assets of the respective members of the FMC Group and the Solutia Group that are to be transferred or irrevocably licensed to the Joint Venture. The assets to be transferred or irrevocably licensed by the FMC Group are more particularly described in Appendix 1.48A, and the assets to be transferred or irrevocably licensed by the Solutia Group are more particularly described in Appendix 1.48B. The Transferred Assets shall include, without limitation, transfers or irrevocable licenses of the following types of assets: contracts, leases, patents, know-how, trademarks, fixtures, equipment, land, and inventory, in each case existing on the Effective Date.

     1.49. "TRANSITION PERIOD" means a period (not to exceed two (2) years) after the Effective Date during which the parties will be working with a view to putting the Joint Venture into full force and effect on a stand-alone basis.

     1.50. "VENEZUELAN ENTITY" shall mean Tripoliven, C.A.

     1.51. "VENEZUELAN INTEREST" shall mean the 33% equity interest in the Venezuelan Entity held by Foret.

2.   CREATION OF THE JOINT VENTURE AND ITS STRUCTURE.

     2.1. Subject to the terms and conditions stated in this Agreement, and with respect to the FMC Group, excluding the Foret Phosphorus Chemicals Business and the Venezuelan Interest, the parties shall take all such steps and do all such things as are reasonably necessary to create between the FMC Group and the Solutia Group a worldwide joint venture capable of operating as an autonomous commercial entity within the Field of Agreement. In conjunction with the foregoing, from the date hereof until the date this Agreement is terminated, Solutia and FMC will negotiate exclusively in good faith with each other for the formation of a joint venture of their Phosphorus Chemicals businesses (and the transfer of each of its respective Phosphorus Chemicals business), and will not discuss with any third parties any other joint venture, sale, disposition or combination of its respective Phosphorus Chemicals business that is subject to terms of this Agreement and will not encourage or solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or except as required by any governmental authority or applicable law, rule or regulation, furnish any non-public information to, any person, concerning a joint venture, sale, combination or other disposition of its Phosphorus Chemicals business.

     2.2.  The legal structure of the Joint Venture in the United
States shall be a Delaware limited liability company, taxed as a partnership, with any foreign entities being in the form as finally agreed between the parties before the Effective Date based on the advice of tax counsel, applicable law, the requirements of the parties and the needs of Management.

     2.3. The parties intend that the transfer of the Transferred Assets to the Joint Venture and the other various transactions, transfers, contributions and agreements to be made or entered by and between the Solutia Group or the FMC Group and the Joint Venture in connection with the formation of the Joint Venture, shall be effective on the Effective Date. In the event that the Transferred Assets are not transferred to the Joint Venture on the Effective Date, the entity who is to make such transfer(s) shall ensure that the Joint Venture shall have all of the benefits and bear all of the burdens of such assets on and from the Effective Date.

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     2.4.  A. Upon the terms and subject to the conditions of this
Agreement, each of the parties hereby agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining consent under the HSR Act, the Brazilian Consents, and any other relevant governmental consents.

     B. Each of FMC and Solutia will as promptly as practicable, but in no event later than 10 business days following the execution of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required by the HSR Act for the transactions contemplated hereby, and will file any supplemental information if requested in connection therewith. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each party shall furnish to the other party such necessary information and assistance as the other party may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each party shall also keep the other party promptly apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and/or the DOJ and shall promptly comply with any such inquiry or request.

     C. Notwithstanding clause (b) above, nothing contained in this Agreement will require or obligate either party to initiate any litigation to which any governmental authority is a party, including the DOJ or the FTC, although the parties agree to use commercially reasonable good faith efforts to negotiate with the FTC or DOJ, as the case may be, in order to avoid any such litigation.

     D. Notwithstanding clause (b) above, nothing contained in this Agreement will require or obligate either party to agree or otherwise become subject to any limitations on the right of the Joint Venture to acquire, own, control or operate the Transferred Assets (including either party or the Joint Venture being required to sell or otherwise dispose of, or hold separate, the Transferred Assets), if such party reasonably believes in its good faith judgment as a result of any such limitation that it cannot substantially realize the material benefits that such party reasonably expects to derive from the Joint Venture. The parties agree to use commercially reasonable good faith efforts to negotiate with the FTC or DOJ, as the case may be, in order to avoid any such limitations.

3. PCL3 AND POCL3. The terms of this Article 3 shall govern with respect to PCL3 and POCL3:

     3.1.  Notwithstanding anything contained herein to the contrary,
(i) so long as the Solutia Group is a member of the Joint Venture, the Solutia Group shall not sell PCL3 and POCL3 to the merchant market, provided, however, if the Solutia Group is not a member of the Joint Venture, subject to the existing license agreement between Solutia and Monsanto Company, to the extent that the Solutia Group has rights to sell to the merchant market PCL3 produced at Monsanto Company's Luling, Louisiana location, such rights shall be retained by the Joint Venture for ten (10) years after the Effective Date or such lesser time period that the Solutia Group has the right (and only to the extent of such right) to purchase PCL3 from Monsanto Company's Luling, Louisiana location and the Solutia Group shall not sell PCL3 or POCL3 to the merchant market during such period, and (ii) subject to the existing license agreement between Solutia and Monsanto Company, the Transferred Assets transferred to the Joint Venture by the Solutia Group shall include a nonexclusive, worldwide, non-transferable, non-assignable, royalty-free license (for the full time period that the Solutia Group has the rights, but only to the extent of such rights) to make, have made, use, or sell under, all technology, owned by, or licensed to, the Solutia Group which is exclusively dedicated to the manufacture of PCL3 or POCL3; provided, however, notwithstanding the foregoing two clauses,
(A) excluded from the Transferred Assets transferred by the Solutia Group to the Joint Venture, shall be the Solutia Group's existing swap/sale arrangement regarding PCL3 with one customer (and all modifications, renewals, extensions or new arrangements with such

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(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


customer or such customer's successors and assigns), and (B) any person or entity who buys or is a transferee of any Solutia Group PCL3 or POCL3 dependent business shall be permitted to sell, swap or transfer PCL3 or POCL3 to the merchant market without restriction and shall be permitted to obtain a license, without restriction, from the Solutia Group to all technology that is owned by it, or licensed to it, which is exclusively dedicated to the manufacture of PCL3 and POCL3 technology. The Joint Venture shall at no time (i) use any PCL3 from Monsanto's Luling, Louisiana location in the production or manufacture of, glyphosate and/or its salts or any glyphosate intermediate or compound competitive with glyphosate and/or its salts or products for other agricultural or life science uses or applications, (ii) sell any PCL3 from Monsanto's Luling, Louisiana location to any person for use in the production or manufacture of, glyphosate and/or its salts or any glyphosate intermediate or compound competitive with glyphosate and/or its salts or products for other agricultural or life science uses or applications, or
(iii) use any technology owned by, or licensed to, the Solutia Group which is exclusively dedicated to the manufacture of PCL3 or POCL3 in connection with the sale or manufacture, of any PCL3 or POCL3 for use in the production or manufacture of glyphosate and/or its salts or any glyphosate intermediate or compound competitive with glyphosate and/or its salts or products for other agricultural or life science uses or applications.

     3.2.  Notwithstanding anything contained herein to the contrary,
(i) so long as the FMC Group is a member of the Joint Venture, the FMC Group shall not sell PCL3 and POCL3 to the merchant market, provided, however, if the FMC Group is not a member of the Joint Venture, the exclusive right to sell to the merchant market PCL3 or POCL3 produced at FMC Group's (or any subsequent owner or operator's) Nitro, West Virginia location, shall be retained by the Joint Venture for fifteen (15) years after the Effective Date and the FMC Group shall not sell PCL3 or POCL3 to the merchant market during such period, and (ii) the transferred Assets transferred to the Joint Venture by the FMC Group shall include a perpetual, nonexclusive, worldwide, non-transferable, non-assignable, royalty-free license to make, have made, use, or sell under, all technology, owned by, or licensed to, the FMC Group which is exclusively dedicated to the manufacture of PCL3 or POCL3; provided, however, except for any person or entity who may purchase, operate or lease the FMC Group's Nitro, West Virginia facility, any person or entity who buys or is a transferee of any FMC Group PCL3 or POCL3 dependent business to shall be permitted to sell, swap or transfer PCL3 or POCL3 to the merchant market without restriction and to obtain a license, without restriction, from the FMC Group to use all technology owned by, or licensed to, the FMC Group which is exclusively dedicated to the manufacture of PCL3 or POCL3.

     3.3. The parties intend that the Joint Venture will sell PCL3 and POCL3 to the merchant market at such price as the Joint Venture determines. The Joint Venture will provide phosphorus (P4) at the Joint Venture's cost to the FMC Group at its Nitro, West Virginia facility, and the FMC Group shall toll convert at its Nitro, West Virginia facility such phosphorus (P4) into PCL3 and/or POCL3 at the FMC Group's actual cost (consistent with 1998 cost allocation structure) plus a [**********] toll conversion fee per year (payable in equal quarterly installments of [********]) in order for the Joint Venture to sell PCL3 and POCL3 to the merchant market. The Joint Venture will offer to sell annually to the Solutia Group all of its excess available capacity
(which is estimated to be, on an annual basis, between [***************] pounds in the aggregate of PCL3 and POCL3, but in no event more than [****] to [*************] pounds of POCL3), from the FMC Group's Nitro, West Virginia site, in each case at the Joint Venture's actual cost and on such other terms and conditions to be mutually agreed. Each of the arrangements described in this Article 3.3 shall be for a period of fifteen (15) years from the Effective Date, or if the sale of the Nitro, West Virginia facility occurs prior to the Effective Date, fifteen (15) years from such date (the "Nitro Sale Date") and shall require the Joint Venture to purchase a minimum of [**********] pounds of PCL3 per calendar year from the Nitro, West Virginia facility (subject to reduction, in the event the owner or operator of the Nitro, West Virginia facility purchases a customer of the Joint Venture, equal to the amount of such customer's purchases of
PCL3), and shall permit the Joint Venture to purchase up to [**************] of PCL3 per calendar year. If the Nitro, West Virginia facility is

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(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


expanded, and if the Joint Venture participates in such expansion, the Joint Venture shall be permitted to purchase (on the same basis as set forth above) a pro-rata amount of such expanded capacity, and if the Joint Venture choses not to participate in such expansion, the Joint Venture shall bear no cost or expense (including, without limitation, increases in product costs) in connection with such expansion. FMC agrees, in the event that the Joint Venture does not have sufficient customers to purchase [*****************] of PCL3 from it, then the FMC Group shall purchase all of the FMC Group's requirements for PCL3 (at a price equal to [*************************] price for the preceding calendar year) until such time that the Joint Venture has sufficient customers to purchase at least [**********] pounds of PCL3 from the Joint Venture. In the event that the FMC Group is no longer the owner or operator of the Nitro, West Virginia facility, FMC shall cause each subsequent owner or operator thereof to be bound by the terms of Articles 3.2 and this Article 3.3 and any such subsequent owner or operator shall not sell PCL3 or POCL3 manufactured at the Nitro, West Virginia location to the merchant market for fifteen (15) years following the Effective Date or from the Nitro Sale Date, whichever is earlier. In addition, for a fifteen (15) year period beginning on the Effective Date or from the Nitro Sale Date, whichever is earlier, the cost of PCL3 and POCL3, whether paid by the Joint Venture to FMC (or any subsequent owner or operator of the Nitro, West Virginia facility) or paid by the Solutia Group to the Joint Venture, shall not [*********** [*********************************************************************
**********************************************************************
**************************] Any such costs or expenditures which are passed through to the Joint Venture and/or the Solutia Group, as the case may be, as a part of the purchase price of such PCL3 or POCL3, shall be borne solely by the FMC Group. The FMC Group shall reimburse the Joint Venture or the Solutia Group, as the case may be monthly, within 30 days following the end of each calendar month, for all such costs that are passed through to the Joint Venture or the Solutia Group, as the case may be. No more than once in any calendar year, the Joint Venture shall have the right to audit the books and records of the person or entity toll converting the PCL3 to the Joint Venture in order to confirm that pricing is consistent with the agreement set forth above (any such audit shall be performed within twenty-four months following the end of a calendar year, or the results of such calendar year shall be deemed final).

4.   TERMINATION OF JOINT VENTURE AFTER THE EFFECTIVE DATE.

After the Effective Date, either party may request the other party to discuss a reasonable procedure for such party to exit the Joint Venture. In addition, if a party (the "Selling Party") desires to sell all or any part of its interest in the Joint Venture, including without limitation, by means of an initial public offering, such Selling Party shall, prior to engaging in discussions with third parties regarding any such sale, offer (such offer to contain price and other material terms) to sell to the other party its entire remaining interest in the Joint Venture. If the other party has not accepted such offer within sixty (60) days from its receipt of such offer, then the Selling Party may sell its interest in the Joint Venture to a third party, but only on material terms and conditions (including price) that are no more favorable than those offered to the other party taken as a whole. In addition, in the event of an exit by either party from the Joint Venture in any manner, all supply, transition and operating agreements then in effect between the Joint Venture such party's Group shall remain in effect in accordance with their terms. The foregoing shall not prohibit a party from seeking advice from financial or other advisors in connection with the foregoing.

5.   PARTIES' INTERESTS IN THE JOINT VENTURE.

     5.1. The parties shall each have a direct or indirect fifty percent (50%) interest in the Joint Venture, and control of the Joint Venture shall be shared equally between the parties. Subject to Article 6.6, the parties agree that their respective Phosphorus Chemicals businesses have equal value, and that no payment shall be made from one party to the other party in the event appraisals performed for tax accounting reasons of the Transferred Assets give rise or would give rise to different valuations.

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     5.2. The parties shall share all profits and losses earned or incurred by the Joint Venture in equal shares. The parties recognize that the FMC Group and the Solutia Group each has certain tax attributes (e.g., percentage depletion, remaining tax depreciation on Transferred Assets, and LIFO reserves) that are not being considered in the valuation of each party's contribution to the Joint Venture; the parties agree that the existing economic benefit or detriment of such tax attributes will be attributed to the transferring party in the manner required by Section 704(c) of the Internal Revenue Code. The parties agree that all depletion tax deductions shall be for the account of the Joint Venture, except for the depletion tax deductions attributed to either a four furnace operation at the Pocatello, Idaho facility, or when and if two furnaces are shut down at the Pocatello, Idaho facility, a two furnace operation at the Pocatello, Idaho facility and one new facility using the PPA Technology capable of producing 80,000 metric tons of phosphoric acid. In the formation documents relating to the Joint Venture (e.g. the limited liability company agreement), the parties will agree on a mechanism to handle these attributes between the Groups.

6.   PARTIES' CONTRIBUTIONS TO THE JOINT VENTURE AND FINANCING.

     6.1. Subject to the terms and conditions of this Agreement, FMC shall contribute, or cause to be contributed, to the Joint Venture the Transferred Assets described in Appendix 1.48A.

     6.2. Subject to the terms and conditions of this Agreement, Solutia shall contribute, or cause to be contributed, to the Joint Venture the Transferred Assets described in Appendix 1.48B. In addition, the Solutia Group shall, at its own cost and expense, cause a contract for the supply of phosphorus to be entered into between the Joint Venture and P4 Production LLC, which shall provide for a minimum of [***** ******* ******] of phosphorus to be sold to the Joint Venture each year, and shall be (subject to the next sentence) for a period of either one or ten years following the date of the Solutia Group's sale of its interest in P4 Production LLC to Monsanto Company. The parties agree to use their commercially reasonable good faith efforts (and shall cause the Joint Venture to use its commercially reasonable good faith efforts) to work with P4 Production LLC to reduce the term of such agreement to a shorter term which takes into consideration the interests of the Joint Venture as well as the Solutia Group with the target of the time period of such shorter term being approximately four (4) to five
(5) years from the Effective Date, with any such new agreement containing such other terms and provisions which are reasonably acceptable to each party and the Joint Venture.

     6.3. The parties anticipate that all assets exclusively dedicated or exclusively used in their respective Phosphorus Chemicals businesses shall be contributed to the Joint Venture. Notwithstanding the foregoing, the Excluded Assets shall not be contributed by any party to the Joint Venture. Rights to use assets that are not exclusively dedicated to a Group's Phosphorus Chemicals business, but necessary to such business, will be provided to the Joint Venture pursuant to the Transition Services Agreement, the Master Operating Agreement and/or other applicable agreements. By way of clarification, (i) Fosbrasil is not a part of the Solutia Group, (ii) only Solutia's equity interest in Fosbrasil is being transferred to the Joint Venture, and (iii) none of the restrictions contained herein applicable to the Solutia Group apply to Fosbrasil or Fosbrasil's operations.

     6.4. On the Effective Date, the FMC Group shall deliver to the Joint Venture, at the FMC Group's sole cost and expense, undivided, joint ownership of the PPA Technology (all as more specifically described in by Article 8.4 hereof) as well as all necessary technology, know-how, intellectual property, and engineering drawings so that the Joint Venture can fund and construct at Agrium Corporation's or its subsidiary's (collectively, "Agrium") Conda, Idaho facility a new plant using the PPA Technology that is capable of producing up to 80,000 metric tons of food grade wet processed purified phosphoric acid (the "New PPA Facility") and any subsequent facilities utilizing PPA

Technology. The Joint Venture will reimburse Foret, and Foret will reimburse the Joint Venture, for the other's actual costs (including allocated costs) and expenses (consistent with past practices between Foret and other members of the FMC Group) in providing assistance to the other after the Effective Date in connection with the PPA Technology. The FMC Group has executed a letter of intent with Agrium regarding the foregoing (a complete copy of which has been delivered to Solutia). In addition, based upon such letter of intent, the FMC Group is negotiating with Agrium definitive documents regarding the New PPA Facility. The FMC Group shall negotiate such definitive documents with Agrium for the benefit of the Joint Venture, and shall not execute any such documents which contain terms materially less favorable taken as a whole than those terms disclosed to Solutia prior to the Effective Date. Any such definitive documents shall provide that the FMC Group is permitted to assign such documents to the Joint Venture on the Effective Date without further action or consent by Agrium and such assignment shall be without cost or expense to the Joint Venture or the Solutia Group and the FMC Group shall pay all costs and expenses associated with such assignment. The FMC Group shall use its reasonable efforts to finalize such definitive documents prior to the Effective Date. On the Effective Date, the Joint Venture shall assume the FMC Group's rights and obligations under such definitive documents and provide customary indemnification to FMC Group for the post-Effective Date period. To the extent that the FMC Group shall have discussions with parties other than Agrium regarding a new plant using the PPA Technology, the provisions of this Article 6.4 shall apply.

     6.5. Title to the Transferred Assets shall be passed to the Joint Venture in accordance with Asset Transfer Agreements to be entered into by the Joint Venture and the relevant members of the FMC Group and the Solutia Group, as the case may be. Such Asset Transfer Agreements shall be in accordance with the principles set forth in Appendix 6.5.

     6.6. Without prejudice to the provisions of Article 5.1, for the purposes of the various asset transfers contemplated by this Agreement, the value of the contributions by the parties to the Joint Venture has been determined by mutual agreement of the parties. If, as a result of the due diligence by a party (the "Reviewing Party") of the other party's (the "Reviewed Party") records of its Phosphorus Chemicals business, the Reviewing Party reasonably believes inaccuracies and errors have occurred in the 1998 actual financial results of the Reviewed Party which have a net negative affect on the valuation of the Reviewed Party's Phosphorus Chemicals business by more than Fifteen Million Dollars in the aggregate on a net present value basis (excluding adjustments related to Article 7.1 hereof), then the Reviewing Party shall promptly notify the Reviewed Party's team responsible for negotiating this Agreement, which such notification shall be no later than thirty (30) days after the date of this Agreement. If the parties' respective negotiating teams cannot resolve such valuation issue within 30 days, then the provisions of Article 25 of this Agreement shall become applicable.

     6.7. Unless the parties specifically agree otherwise on a case-by-case basis, the debt of the Joint Venture shall be non-recourse against each Group. Each of the parties agrees to use its reasonable best efforts to cause the Joint Venture to incur the maximum amount of long-term indebtedness that is consistent with the business and cash desires of the parties and the cash needs of the Joint Venture.

     6.8. The Joint Venture shall periodically declare (but, in any event, at least once a calendar year or quarterly in the case of quarterly tax payments) on a consolidated basis, the maximum possible distribution consistent with the parties' obligation to make quarterly tax payments on Joint Venture income passed through to the parties (which shall include a preferential payment in respect of the tax attributes provided in Article 5.2), any discretionary distributions, and the forecasted cash requirements of the Joint Venture, including cash requirements for long term investment in accordance with the investment plan of the Joint Venture, and the annual budget.

     6.9. On the Effective Date, the Joint Venture shall reimburse the Solutia Group for its share of the working funds held by P4 Production, LLC and/or Monsanto Company (or its subsidiaries) relating to the existing (and all future contracts) with P4 Production, LLC or relating to Solutia Group's Transferred Assets located at Sao Jose, Brazil. The working funds shall not appear on any of Solutia Group's balance sheets described in Article 7.

7.   NET ASSET VALUE ADJUSTMENTS.

     7.1. Solutia and FMC mutually agree that the balance sheet of each of its Phosphorous Chemicals business as of December 31, 1998, is attached in Appendix 7.1 (each being a "December 31, 1998 Balance Sheet"). The parties shall retain for their own account trade receivables and trade payables outstanding as of the Effective Date. Each party shall have thirty (30) days from the date hereof to audit the December 31, 1998 Balance Sheet of the other party, and during which period the other party (the "Disputing Party") shall have access to and the right to copy the work papers and such other documents and information relating to the preparation of the December 31, 1998 Balance Sheet as it shall reasonably request. Within such thirty (30) day period, the Disputing Party shall notify the other party in writing of any dispute with respect to the December 31, 1998 Balance Sheet.

     7.2. Within thirty (30) business days following the Effective Date, each Group shall deliver to the other Group a closing balance sheet (each being a "Closing Balance Sheet"), and such Closing Balance Sheet shall be prepared in a manner consistent with such Group's December 31, 1998 Balance Sheet; provided however, for the period January 1, 1999 through the Effective Date, the Closing Balance Sheets will reflect depreciation and amortization that is calculated on the same methodology for both parties. The assets and liabilities contained in the Closing Balance Sheet shall be contributed to the Joint Venture. Each Group's Closing Balance Sheet shall be subject to verification by the Disputing Party within thirty (30) days of the date of delivery of such Closing Balance Sheet, during which period the Disputing Party shall have access to and the right to copy the work papers and such other documents and information relating to the preparation of the Closing Balance Sheet as it shall reasonably request. Within such thirty (30) day period, the Disputing Party shall notify the other party in writing of any dispute with respect to the Closing Balance Sheet.

     7.3. Any dispute(s) which cannot be resolved after good faith negotiations within thirty (30) days from the date the Disputing Party notifies the other party of such dispute shall be referred to PriceWaterhouseCoopers, LLP, or another nationally-recognized firm of certified public accountants chosen by the parties, whose determination on such matters shall be final and binding on the parties and whose fees and expenses shall be shared equally by the parties. For purposes of this Agreement, each Group's December 31, 1998 Balance Sheet and Closing Balance Sheet shall be either as modified by resolution of the parties or by the aforesaid independent accounting firm, or if the Disputing Party fails to provide notice in writing of any disputed items within the prescribed thirty (30) day period, the December 31, 1998 Balance Sheet and/or Closing Balance Sheet, as the case may be, previously delivered to Disputing Party.

     7.4. The parties will equally fund an imprest account to handle the Joint Venture's initial cash needs. The Joint Venture will repay the outstanding balance of the imprest account at the later to occur of sixty (60) days from the Effective Date, or ten (10) days after the Joint Venture has received sufficient cash from its permanent financing to repay such amount.

     7.5. Within ten (10) business days after the determination of the Closing Balance Sheet of a party: (i) if the net amount shown on the Closing Balance Sheet of a Group is determined to be less than the net amount on such party's December 31, 1998 Balance Sheet, such party shall pay in cash the shortfall to the Joint Venture, or (ii) if the net amount shown on the Closing Balance Sheet of a party is determined to be greater than the net amount on such party's December 31, 1998 Balance Sheet, the Joint Venture shall record such amount as an account payable on the Joint Venture's books. If payments from the Joint Venture are due to both parties, the amounts will be netted against each other, and the remainder shall be recorded on the books of the Joint Venture as a payable to the party due the remainder. The Joint Venture shall pay in cash any such account payable within ten (10) days after the Joint Venture has received sufficient cash from its permanent financing to make such payment. All settlement calculations shall be done on a FIFO inventory basis. All settlement payments shall be without interest.

     7.6.  The parties agree that the liabilities described in Article
13.6 of this Agreement shall be contributed to the Joint Venture as set forth such Article.

     7.7. Each party represents and warrants to the other party that none of the assets reflected on such party's Closing Balance Sheet includes any assets purchased or leased since December 31, 1998 which were purchased or leased to bring any of such party's operations into compliance with any environmental laws, rules or regulations and, with respect to the FMC Group, any assets necessary to be in compliance with the Pocatello Consent Decree.

     7.8. With respect to the Transferred Assets of a party, for all periods, such party shall retain the tax depreciation relating to such assets as such existed on December 31, 1998. In addition, for all assets purchased by the Joint Venture or reimbursed to the parties as provided for in this Article 7, tax and book depreciation shall be shared equally between the parties. Notwithstanding the foregoing, with respect to tax and book depreciation arising from capital expenditures paid for by FMC in accordance with Article 15 in order for the Pocatello, Idaho facility and other assets and locations subject to the Pocatello Consent Decree to be in compliance with the Pocatello Consent Decree, such depreciation shall be for the sole account of FMC, although such assets shall be owned by the Joint Venture and shall be on the Joint Venture's books and records.

8.   PARTIES' WITHDRAWAL FROM THE FIELD OF AGREEMENT; RIGHTS OF FIRST
REFUSAL.

     8.1. The parties agree that the operations of Fosbrasil, the operations of the Venezuelan Entity and the Foret Phosphorus Chemicals Business are not subject to the terms of Articles 8.2 and 8.3.

     8.2. Each party shall ensure that each member of its Group shall do all such things and shall take all such steps as are reasonably necessary to effect its total withdrawal from the Field of Agreement. Such withdrawal shall be effective from the Effective Date.

     8.3. After the Effective Date and as long as the Solutia Group and the FMC Group are parties in the Joint Venture, neither Group shall, directly or indirectly, as stockholders, consultants, members, partners or in any other capacity, engage in any enterprise or business anywhere in the world, which develops, manufactures, markets, or sells products falling within the Field of Agreement; provided, however, that neither Group is hereby prevented from investing or acquiring in any enterprise which, directly or indirectly, is within the Field of Agreement if:

           A. with respect to an investment, the investment in such enterprise is for passive investment purposes only (e.g. pension fund investment) without any participation in the management of such enterprise and the ownership by such Group does not comprise more than ten percent (10%) of the capital stock of such enterprise;

           or, if the condition in the above clause is not fulfilled,

           B. such competitive enterprise or the Group making such investment or acquisition

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


     completely divests itself of the assets and business which are within the Field of Agreement within the two (2) years following the completion of such investment or acquisition; provided, however, with respect to an acquisition, any such acquisition will not be permitted if the business subject to such acquisition which engages in commerce within the Field of Agreement has more than Twenty Five Million Dollars ($25,000,000) of sales within the Field of Agreement for the past twenty-four (24) months.

The Group divesting itself of such assets and business shall offer (such offer to contain price and all other material conditions) to the Board to sell such assets and business to the Joint Venture. If the Board shall not have accepted such offer within sixty (60) days from its receipt of such offer, then the Group may sell such assets and business to third parties, but only on terms that are no more favorable than those offered to the Board.

     8.4. In light of the FMC Group's contributions to the Joint Venture and recognizing that Foret excluded from the Joint Venture, after the Effective Date and as long as there are at least two members of the Joint Venture, the parties hereby make the following covenants and agreements with respect to Foret and the Joint Venture and FMC shall cause Foret to comply with the following covenants and agreements:

           8.4.1. Foret shall not own, license, lease or otherwise have rights in or to any assets or business within the Field of Agreement the Joint Venture except for the Foret Phosphorus Chemicals Business and except as otherwise permitted under this
     Article 8.4.

           8.4.2. Effective on the Effective Date, Foret and any other member of the FMC Group that owns, licenses or otherwise has rights to any of the PPA Technology shall transfer to the Joint Venture undivided joint ownership of the PPA Technology. So long as Foret is 80% or more owned by the FMC Group, Foret and the Joint Venture shall promptly provide (at no cost) to the other, all improvements and upgrades to the PPA Technology developed, practiced or discovered by it from time to time, and each party shall jointly own all such improvements and upgrades (and take all reasonably necessary action to reflect such joint ownership).

           8.4.3. Neither the FMC Group nor Foret shall sell, transfer, license or convey, its ownership interest in the PPA Technology to any person or entity other than the Joint Venture. The foregoing shall not prevent Foret from using the PPA Technology as permitted elsewhere in this Article 8.4. In addition, Foret shall not license, sell or transfer any other technology owned or controlled by Foret which is within the Field of Agreement.

           8.4.4.  [***********************************************
     ***************************************************************
     ***************************************************************
     **********************************]

           8.4.5. Foret shall not make any acquisition, lease or other arrangement with respect to the Foret Phosphorus Chemicals Business, except that Foret shall be permitted to acquire facilities or entities dedicated to STPP production for cleaning compound applications. In addition, Foret shall not make any investments in, or enter into any joint venture with, any entities with respect to the Foret Phosphorus Chemicals Business, except that Foret shall be permitted to make investments in, or enter into joint ventures with, other entities whose businesses are dedicated to STPP production for cleaning compound applications.

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


           8.4.6. Foret shall not, directly or indirectly, (i) market, distribute, produce, mine, manufacture, or sell any products or materials, or engage in any other commercial activity in, the United States, Canada or Mexico (collectively, "North America") within the Field of Agreement, (ii) market, distribute, manufacture, produce, mine, or sell anywhere in the world P4, PCL3, POCL3 or P2S5, (iii) market, distribute, manufacture, produce, or sell Phosphorus Chemicals for human consumption anywhere in the world, or (iv) market, distribute, produce, manufacture or sell anywhere in the world products competitive with Phos-Chek(R) or the Solutia Group's wildfire business being transferred to the Joint Venture, provided, however, subject to clause (i), the foregoing shall not restrict Foret from engaging in any of the foregoing activities with respect to technical grade DAP or MAP; provided, however, with respect to countries in the European Union, the foregoing restrictions shall be applicable for a period ending five (5) years after the Effective Date.

           8.4.7.  With respect to the Foret Phosphorus Chemicals
     Business, unless otherwise restricted herein, Foret shall be permitted to conduct such businesses as it deems fit.

           8.4.8.  [***********************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     ***************************************************************
     *******************************]

           8.4.9. If the FMC Group should at any time sell, transfer, assign or convey all or any portion of its equity interests in Foret, or sell, transfer, assign or convey all or substantially all or any material portion of the assets comprising the Foret Phosphorus Chemicals Business, the FMC Group shall cause each purchaser, assignee or transferee thereof (and each subsequent purchaser, assignee or transferee thereof) to agree to be bound in writing (in a form reasonably satisfactory to the Board) by the terms of this Article 8.4 as a condition precedent to any such sale, transfer, assignment or conveyance.

           8.4.10. Except with respect to any of the PPA Technology, FMC Group represents that it has not, and covenants that it will not, license or transfer to Foret any patents, know-how, trademarks or technology owned by, or licensed to, the FMC Group within the Field of Agreement.

     8.5. In the event that the FMC Group should decide to sell, transfer, or otherwise convey the Foret Phosphorus Chemicals Business (whether by asset or equity transfer or sale), it shall offer (such offer to contain price and other material conditions) to the Board to sell such equity interests or assets, as the case may be, to the Joint Venture. If the Board shall not have accepted such offer within sixty
(60) days from its receipt of such offer, then the FMC Group may sell such equity interests or assets, as the case may be, to third parties, but only on terms that are no more favorable than those offered to the Board; provided, however, if the FMC members of the Board vote against acquiring Foret, but the Solutia members of the Board vote in favor of such acquisition, Solutia shall be offered the option to purchase

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


Foret on the same terms as the Joint Venture and if Solutia purchases Foret, it shall be bound by Article 8.4 to the extent the FMC Group and Foret are so bound. In the event that the FMC Group should decide to sell, transfer, or otherwise convey the Venezuelan Interest and subject to arrangements existing on the date hereof with respect to Foret's ownership of the Venezuelan Interest, it shall offer (such offer to contain price and other material conditions) to the Board to sell the Venezuelan Interest to the Joint Venture. If the Board shall not have accepted on behalf of the Joint Venture such offer within sixty (60) days from its receipt of such offer, then the FMC Group may sell such Venezuelan Interest to third parties, but only on terms that are no more favorable than those offered to the Board.

     8.6. Except as set forth in Article 8.3 and Article 8.4, it is explicitly agreed that nothing contained in this Agreement shall prevent any member of the Solutia Group or the FMC Group from engaging, directly or indirectly, in any enterprise, which develops, manufactures, markets, or sells products that are not within the Field of Agreement, and except as set forth in Article 8.3 and Article 8.4, either Group shall be free to engage in any business, enterprise, or undertaking, or to make any investment it chooses.

     8.7. The parties agree that the Joint Venture shall not, directly or indirectly, (i) market, distribute, produce, manufacture, or sell STPP for cleaning compound applications in or into [************** ********************] (ii) except for existing sales volume levels (consistent with 1998 actual levels and budgeted 1999 levels) of the Solutia Group, market, distribute, produce, manufacture, or sell STPP for cleaning compound applications in or into the [**************** ***************] or (iii) market, distribute, produce, manufacture, or sell PPA in or into [**************************]

9.   FUTURE PRODUCTS AND DEVELOPMENTS.

     9.1. Subject to Article 8.3b, if, after the date of this Agreement and continuing as long as either Group is a partner, member, or shareholder of the Joint Venture, such Group develops or completes the development of, or discovers, or acquires proprietary rights over, a product or process falling within the Field of Agreement, the Joint Venture then shall, on reasonable commercial terms taking into account the time and money spent by such Group and taking into account other relevant commercial factors (including, without limitation, the possible payment of royalties at market rates), have exclusive rights to exploit such product or process, but only within the Field of Agreement. The Group that has developed, discovered or acquired such product or process will, however, be entitled to exploit such product or process for application outside the Field of Agreement. For purposes of this
Article 9.1, Foret shall be a part of the FMC Group, but this Article
9.1 shall not apply to products within the Foret Phosphorus Chemicals business listed on Appendix 1.19 or products Foret is permitted to manufacture or sell under Article 8.4.

     9.2. If, after the date of this Agreement and continuing as long as a Group is a partner, member, or shareholder of the Joint Venture, the Joint Venture develops or completes the development of, or discovers, or acquires proprietary rights over, a process or product which at, or after, the time of its development, discovery or acquisition has, or might have, some application outside of the Field of Agreement, then the Joint Venture shall offer to license the use of the process or product (or the production thereof) for such application to each of the parties on reasonable commercial terms (including, without limitation, the possible payment of royalties at market rates) taking into account the time and money spent by the Joint Venture and taking into account other relevant commercial factors. The grant of licenses to any third parties shall be the prerogative of the Board provided that no such license shall be granted at terms more favorable to the third party than were offered to the member(s) of such Group.

10.  SUPERVISION OF THE JOINT VENTURE.

     10.1. The Joint Venture will be supervised by a board of six (6) members (the "Board"). Each party shall appoint three (3) of such members and each of such members shall be an employee or serving officer of the party making the appointment. Such party will cause its representatives on the governing boards of the various Joint Venture entities to act in accordance with decisions of the Board.

     10.2. The decisions of the Board shall be by majority vote of the members present, provided that such majority vote includes the affirmative vote of at least two members appointed by each party.

     10.3. A Chairman of the Board shall be appointed from among the members of the Board. Each Chairman shall hold office for two (2) years. If the CEO comes from one party, the first Chairman shall come from the other party.

     10.4. The Chairman, being one of the six (6) members of the Board, shall not have a tie-breaking vote.

     10.5. The Board shall establish various authorizations and delegations for Management to conduct the business of the Joint Venture as contemplated by Article 11 hereof. In addition, the Board shall:

     A. select the officers or directors (depending on the structure of the entity) who will manage the Joint Venture including, but not limited to, a Chief Executive officer ("CEO") as well as all persons reporting directly to the CEO (after the Effective Date, such persons shall be nominated by the CEO to the Board);

     B.    approve all annual budgets for the Joint Venture;

     C. approve any and all capital investments to be made by the Joint Venture or, at its discretion, delegate such approval to the governing bodies of the separate entities of the Joint Venture with respect to capital investments that do not exceed amounts to be determined by the Board in each such delegation;

     D. subject to Article 6.8, approve any dividend or profit distribution to be made to the shareholders, members or partners, as the case may be;

     E. approve any merger of the Joint Venture, acquisition of another entity or another entity's business by the Joint Venture;

     F.    approve the closing of any plant or facility of the Joint
           Venture;

     G. generally set performance standards and targets for the Joint Venture;

     H.    approve any incurrence of indebtedness for borrowed money;
           and

     I. approve the licensing of the PPA Technology by the Joint Venture to any other person, firm or entity; provided, however, no such consent is necessary to license the PPA Technology to the entities comprising the Joint Venture and/or any other entity controlled by the Joint Venture.

If the Board should be deadlocked on any matter and such deadlock shall continue for sixty (60) days, then in such event, the dispute resolution procedures set forth in Article 25 shall apply, except either party may immediately cause the dispute to be directed to the Group Heads. Furthermore, if any such deadlock is in regards to the budget for the Joint Venture, then until such dispute is resolved, the budget for the preceding calendar year or fiscal period, as the case may be, shall continue to govern plus any adjustments for inflation as well adjustments for customary increases in compensation to the Joint Venture's employees.

     10.6. The Joint Venture shall be jointly controlled by the parties who, as shareholders, members, or partners, shall have the exclusive power, by instructing the Board, to: (i) dissolve the Joint Venture, (ii) sell, or dispose of all or substantially all assets of the Joint Venture or permit the Joint Venture to place or grant any consensual lien or security interest on its assets (except liens for taxes and materialsmen's liens being contested in good faith which are not material in amount), or (iii) permit the Joint Venture to engage in material commerce outside the Field of Agreement or change the scope of the Field of Agreement. On receipt of such instructions, the Board shall act in accordance with this Article 10.

11.  MANAGEMENT OF THE JOINT VENTURE.

     11.1. The business of the Joint Venture shall be conducted by a CEO, together with other officers or directors (depending on the structure of the entity), from time to time appointed by the CEO or, as provided in Article 10.5 the Board (collectively the "Management"). The parties shall ensure that the Management shall be entitled to control and manage the business conducted by the entities and partnerships comprising the Joint Venture.

     11.2. Subject to Article 10.5, in general, and at a minimum, the Management shall conduct the business of the Joint Venture in the following areas:

     A. creation, development, and implementation of commercial policies;

     B. creation, development, and implementation of sales and marketing strategies;

     C.    financial management;

     D. creation, development, and implementation of human resources policies;

     E. creation, development, and implementation of research and development policies, objectives and programs;

     F.    manufacturing and other operations; and

     G.    legal services.

12.  POST-EFFECTIVE DATE AGREEMENTS.

     12.1. During the Transition Period, each party shall, and shall cause each member of its Group, to use all commercially reasonable efforts to provide to the Management and to the Joint Venture such support and services as the Management and the Joint Venture shall reasonably require in order to allow the Joint Venture to become an independent, free-standing entity. Such services shall be provided in accordance with the principles of the Transition Services Agreement set forth in Appendix 12.1.

     12.2. In addition to the Transition Services Agreement (the terms of which shall be mutually agreed to by the parties), the parties and the Joint Venture shall enter into a master operating agreement under which the "Operator" (which can be either Group, depending on the location) shall operate the production facilities for and on behalf of the "Guest" (which will be the Joint Venture), and provide incidental utilities and services in support of such operations as agreed to by Operator and Guest (the "Master Operating Agreement"). The Master Operating Agreement (the terms of which shall be mutually agreed to by the parties) shall relate on substantially identical terms at each location to Solutia's Sauget, Illinois location, Solutia's Trenton, Michigan location and FMC's Green River, Wyoming location. Also, the Joint Venture shall enter into a lease and operating agreement with Monsanto Company with respect to Solutia Group's Transferred Assets located at Monsanto Company's Sao Jose, Brazil location, which such lease and operating agreement shall either be a partial assignment of the existing agreement with the Solutia Group or shall be a new agreement, but in any event, it shall be in the same form as that which currently exists between the Solutia Group and Monsanto Company.

     12.3. Subject to the next sentence, in order to support the activities of the Joint Venture, the parties shall supply to the Joint Venture, at the option of the Joint Venture, certain raw materials, at competitive market prices and, where such market prices are impracticable to determine, at a formula price to be agreed between the relevant Group and the Joint Venture. For a period of ten years following the Effective Date, the Solutia Group shall supply to the Joint Venture and the Joint Venture shall purchase food grade adipic acid consistent with the pricing mechanisms used in 1998. For a period of fifteen (15) years following the Effective Date, to the extent that the FMC Group can meet the Joint Venture's quality requirements for soda ash at the locations listed on Appendix 1.48A (only for so long as the Joint Venture operates the facilities at such locations), the FMC Group shall supply to the Joint Venture (and the Joint Venture shall purchase) soda ash consistent with the pricing mechanism used in 1998 (e.g. weighted average bulk price for all grades consistent with the formula agreed to between the parties). For a period of fifteen years, in addition, to the extent that the FMC Group can meet the Joint Venture's quality requirements for soda ash at the locations listed on Appendix 1.48B (only for so long as the Joint Venture operates the facilities at such locations), and, subject to any existing soda ash supply arrangements of the Solutia Group that will be assumed by the Joint Venture, and further subject to any customer qualifications of soda ash containing products, the FMC Group shall supply to the Joint Venture (and the Joint Venture shall purchase) soda ash consistent with the pricing mechanism used in 1998, subject to any increase in price (to reflect the FMC Group's increase in actual costs) reflecting increases in soda ash purity levels, if any are required. At the request of the Joint Venture, FMC agrees to use commercially reasonable efforts to work with the Joint Venture to put in place arrangements for the swap of soda ash if any such swap arrangements will be economically beneficial to FMC and the Joint Venture. No more than once in any calendar year, the Joint Venture shall have the right to audit (through internal or external audits) the books and records of the Group providing the foregoing raw materials in order to confirm that pricing is consistent with the agreement set froth above (any such audit shall be performed within twenty-four months following the end of a calendar year, or the results of such calendar year shall be deemed final).

13.  THE JOINT VENTURE'S PERSONNEL.

     13.1. The parties agree that neither Group shall hire or solicit for hire, directly or indirectly, the employees of the Joint Venture, it being the intention of the parties that the Joint Venture will develop and train its own employees. Notwithstanding the foregoing (but subject to the proviso to this sentence), three calendar years after an employee of the Joint Venture has held the same functional position with the Joint Venture, (i) with the prior approval of the Board, FMC or Solutia may for good reason solicit and hire the individuals reporting directly to the Chief Executive Officer (but excluding the Chief Executive Officer), and (ii) with the prior approval of the Chief Executive Officer, FMC or Solutia may for good reason solicit any other employees of the Joint Venture; provided, however, without Solutia's prior written consent, at no time may any employee of the Joint Venture be hired by, or transferred to, Foret. Further, notwithstanding anything to the contrary, the foregoing restrictions on solicitation and hire shall not apply to any employee of the Joint Venture who for any reason ceases to be employed by the Joint Venture for a period of at least 365 consecutive days.

     13.2. All worldwide direct personnel of each parties' respective Phosphorus Chemicals business (excluding employees of Foret), to the extent that they are marketing, administrative or technical personnel, will be specifically identified by the parties prior to the Effective Date. The parties shall ensure that the Joint Venture is staffed by people in sufficient numbers and with appropriate skills and qualifications so as to allow the Joint Venture to operate safely and in accordance with legal requirements as an independent commercial entity.

     13.3. In countries outside of the United States, certain employees shall have their contracts of employment transferred (novated) to the Joint Venture by operation of 1aw. In the United States and possibly elsewhere, offers of employment by the Joint Venture shall be made on an individual basis.

     13.4. In the United States, costs of redundancies of marketing, administrative, and technical personnel resulting from the formation of the Joint Venture shall be for the account of FMC or Solutia, as the case may be. FMC and Solutia agree that if the cash severance liability and enhanced pension benefit costs for such redundancy costs (excluding, however, any claims (e.g. discrimination) arising from any such severance or redundancy, such cash severance liability and such enhanced pension benefit costs being, the "MAT Severance Costs") is not equal between the parties, then the parties shall, promptly after each party shall have delivered to the other party an itemized statement of such party's MAT Severance Costs, cause a payment to be made from one party to the other in order to ensure that each party pays the same amount in MAT Severance Costs. Each party shall indemnify the Joint Venture and each other against any such MAT Severance Costs. In all other countries, costs of redundancies shall be for the account of the Joint Venture to the extent the redundant personnel were substantially dedicated to the Phosphorus Chemicals operations of a party. The Joint Venture shall indemnify the parties against any such costs.

     13.5. Costs of redundancies arising from employees of the Joint Venture arising after the Effective Date shall be for the account of the Joint Venture; provided, however, with respect to the Pocatello, Idaho facility, the parties shall use their commercially reasonable efforts (and shall cause the Joint Venture to use its commercially reasonable efforts) to keep such costs as low as is reasonably possible.

     13.6. Within six (6) months following the Effective Date, using equivalent assumptions and discount rates, each Group shall contribute to the Joint Venture, and the Joint Venture shall assume, an equal amount of liabilities for those current actives and retirees of each Group's Phosphorus Chemicals business (and, if necessary to equalize such amounts, from other businesses of a party that such party no longer owns) for: retiree medical insurance; retiree life insurance; total and permanent term disability; incurred but not reported employee medical and dental expenses (which amount shall be equal); and dental expenses. On the Effective Date, using equivalent assumptions and discount rates, the parties will place an estimated amount of such liabilities on the books of the Joint Venture. The parties shall work together to calculate the foregoing amounts, which shall be calculated as of the Effective Date, unless both parties agree to use December 31, 1999 as a calculation date.

     13.7. With respect to all personnel in the United States who are offered employment with the Joint Venture, all pension obligations arising from service prior to the date the employee transfers to the Joint Venture shall be for the account of FMC or Solutia, as the case may be (and such party shall indemnify the Joint Venture against any such obligations), except to the extent the Joint Venture in its discretion determines to adopt a plan which credits such service. All pension assets of Solutia or FMC, as the case may be, shall remain with the Solutia Group or FMC Group, respectively. With respect to all personnel outside the United States who are offered employment with the Joint Venture, all pension obligations arising from service prior to the date the employee transfers to the Joint Venture shall be for the account of the Joint Venture.

     13.8. In countries where transfers do not occur by operation of law, the Joint Venture will offer prospective employees benefit plans, terms of employment and working conditions in accordance with the business objectives of the Joint Venture. In countries where transfers occur by operation of law, the Joint Venture will provide benefit plans, terms of employment and working conditions which, taken as a whole, provide total compensation packages substantially equivalent to those enjoyed by the employees when they were employed by the FMC Group or the Solutia Group, as the case may be. The parties recognize that particular components of the compensation package provided by the Joint Venture may not be equivalent to those provided by the Solutia Group or the FMC Group, as the case may be.

     13.9. In all countries, the Joint Venture shall pay the costs of relocating employees of either the FMC Group or the Solutia Group who join the Joint Venture in accordance with a relocation policy developed for the Joint Venture. The Joint Venture shall indemnify the parties against any such costs.

14.  LIABILITIES.

     14.1. Neither Group (collectively, an "Indemnifying Group") shall be obligated to pay any Losses incurred or suffered by the other Group (collectively, a "Claimant") in connection, directly or indirectly, with any breach of a representation or warranty in this Agreement, in any document relating to the formation of the Joint Venture, or in any Asset Transfer Agreement connected with this Agreement, unless and until:

     A. the value of such Loss, or a series of Losses arising from one event, exceeds (the equivalent of) Twenty Five
           Thousand Dollars ($25,000); and

     B. the aggregate value of all of Claimant's Losses previously accepted by, or successfully asserted against, the Defendant, excluding in all cases claims for any amounts below Twenty Five Thousand Dollars ($25,000), exceeds (the equiva1ent of) Five Million Dollars ($5,000,000), which such Five Million Dollar ($5,000,000) represents a deductible amount not to be paid by a Defendant, up to an aggregate of Thirty Million Dollars ($30,000,000) for each Defendant.

The limits set out in this Article 14.1 shall apply to any claims made by the Joint Venture against either Group.

     14.2. Subject to and except as provided in Article 15 (which sets forth the exclusive remedy and indemnification for matters contained in such Article), each Indemnifying Group shall be responsible for and shall indemnify the other Group and the Joint Venture against, any and all Losses arising in connection, directly or indirectly, with:

     A. any material breach of any material representation or warranty made by an Indemnifying Group in this Agreement or in any document contemplated by this Agreement;

     B. any material breach of any material covenant made by an Indemnifying Group in this Agreement or in any document contemplated by this Agreement;

     C. Phosphorus Chemicals made and sold by or on behalf of such Indemnifying Group or its predecessors prior to the Effective Date;

     D. breaches of contract, negligent acts or omissions, or breaches of law, perpetrated or caused by such Indemnifying Group or its predecessors prior to the Effective Date;

     E.    other than with respect to cash severance as set forth in
           Article 13.4, employee claims (including, without limitation, due to dismissal by reason of redundancy, conduct or otherwise) made by employees of such Indemnifying Group or its predecessors prior to the Effective Date; and

     F. any acts or omissions occurring prior to the Effective Date arising out of or relating to (i) such Group's Transferred Assets, (ii) such Group's businesses which are the subject of this Agreement, or (iii) in the case of Solutia, its interest in Fosbrasil that is transferred to the Joint Venture.

     14.3. Subject to and except as provided in Article 15 (which sets forth the exclusive remedy and indemnification for matters contained in such Article), the Joint Venture shall be responsible for and shall indemnify each Group against, any and all claims arising in connection, directly or indirectly, with:

     A. Phosphorus Chemicals made or sold by, or on behalf of, the Joint Venture on or after the Effective Date;

     B. breaches of contract, negligent acts or omissions, or breaches of law, perpetrated or caused by the Joint
           Venture on or after the Effective Date;

     C. employee claims (including, without limitation, due to dismissal by reason of redundancy, conduct or otherwise) made by employees of the Joint Venture (including any transferred employees) on or after the Effective Date.

     14.4. The amount of any Loss for which indemnification is provided under this Article 14 shall (i) be net of (x) any amounts recovered by the Claimant pursuant to any indemnification by or indemnification agreement with any third party and (y) any insurance proceeds (net of associated incremental premiums) available as an offset against such Loss (each such source named in clauses (x) or(y), a "Collateral Source") and (ii) shall be increased to take account of any net tax cost incurred by the Claimant arising from the receipt or accrual of indemnity payments hereunder and reduced to take account of any net tax benefit realized by the Claimant from the incurrence or payment of any such Loss. If the amount to be netted hereunder from any payment required in Articles 14.2 and 14.3 is determined after payment by the Indemnifying Group of any amount otherwise required to be paid to a Claimant pursuant to this Article 14, the Claimant shall repay to the Indemnifying Group, promptly after such determination, any amount that the Indemnifying Group would not have had to pay pursuant to this
Article 14 had such determination been made at the time of such payment. Indemnification under this Article 14 shall not be available to any Claimant unless such Claimant first takes reasonable steps to seek recovery from a Collateral source for such Claim before being paid indemnification by the Indemnifying Group; provided, however, that in no event will any Claimant be required to initiate litigation or any other dispute resolution proceedings before being paid indemnification. Any Indemnifying Group may, in its sole discretion, require any Claimant to grant an assignment of the right of such Claimant to assert a claim for Losses against any Collateral Source or otherwise use all commercially reasonable efforts to cause the Indemnifying Group to stand in the stead of the Claimant. In the event of such assignment or arrangement, the Indemnifying Group shall pursue such claim for Losses at its own expense. The same procedure shall apply with respect to claims between the Joint Venture and a Group.

     14.5. In the event that, from and after the Effective Date, a claim is asserted by a third party against any Claimant, with respect to any matter to which the indemnities contained in this Article relate, the Claimant shall give prompt written notice to the Indemnifying Group, and the Indemnifying Group shall have the right, at its election, to take over the defense or settlement (such settlement to be made only with the prior written consent of the Claimant which shall not be unreasonably withheld) of such claim at its own expense by giving prompt notice to the Claimant; provided, however, that (a) the Claimant shall at all times have the right, at its option and expense, to participate fully therein, and (b) if the Indemnifying Group does not give such notice and does not proceed diligently to defend the claim within thirty
(30) days after receipt of such notice of the claim, the Claimant shall have the right, but not the obligation, to undertake the defense of such claim for the account of and at the risk of the Indemnifying Group, and the Indemnifying Group shall be bound by any defense or settlement that the Claimant may make as to such claim. The parties shall cooperate (and shall cause the Joint Venture to cooperate) in defending any such third party's claim, and the Indemnifying Group shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party which are pertinent to the defense.
The parties agree that any Claimant may join an Indemnifying Group in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement (or any agreement contemplated hereby) would or might apply, for the purpose of enforcing any right of indemnity granted to such Claimant pursuant to this Agreement. Any failure by an Indemnified Party to provide the notice required by the first sentence of this Article 14.5 shall relieve the Indemnifying Group to whom such notice was not provided of liabilities and indemnification under this Article 14.5 with respect to such matter to the extent, but only to the extent, that such non-notified Indemnifying Group is prejudiced by the lack of such timely and adequate notice. Subject to the other provisions of this Article, the costs and expenses, including reasonable fees and disbursements of counsel, incurred by any Claimant in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Group, without prejudice to the Indemnifying Group's right to contest the Claimant's right to indemnification and subject to refund in the event the Indemnifying Group is ultimately held not to be obligated to indemnify the Claimant. The same procedure shall apply with respect to claims between the Joint Venture and a Group.

     14.6. Subject to and except as provided in Article 15 (which sets forth the exclusive remedy and indemnification for matters contained in such Article), the parties acknowledge and agree that their sole and exclusive remedy shall be for Losses, and any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 14; provided, however, that the parties hereby reserve their respective rights to commence judicial proceedings to seek injunction, declaratory or other non-monetary relief or to enforce its rights under this Article 14.

15.  ENVIRONMENTAL PROVISIONS.

     15.1. EXCLUSIVE REMEDY.

Except as provided for in the Master Operating Agreement or except as otherwise specifically set forth in any other agreement executed in connection herewith, the indemnification and remedies provisions provided for in this Article 15 shall be the exclusive remedy for the matters contained in this Article 15, including but not limited to any private right of action that either party or the Joint Venture might have otherwise had under CERCLA, RCRA or any other law, rule or regulation that relates to the environmental condition of the Facilities. The provisions of Article 14.4 and Article 14.5 shall be applicable to claims made under this Article 15.

     15.2. FMC GROUP'S AND SOLUTIA GROUP'S RESPONSIBILITIES.

     (a) The FMC Group agrees to, shall, and hereby does, indemnify and hold harmless the Joint Venture and the Solutia Group: (i) for Environmental Costs and Third Party Costs incurred as the result of the presence of Non-Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been released or deposited above, in, on, or under the FMC Facilities or which have migrated therefrom, to the extent resulting in each case from events prior to the Effective Date;
(ii) for Environmental Costs incurred for soil, air and groundwater remediation as a result of the presence of Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been deposited above, in, on, or under, or which have migrated therefrom, or any land related thereto leased by the FMC Group, including, without limitation, all sewers, piping and other improvements located below grade thereon, or which have migrated therefrom, to the extent resulting in each case from events prior to the Effective Date; (iii) for Third Party Costs incurred as a result of the presence in the soil, air or groundwater of Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been deposited above, in, on, under, or which have migrated therefrom, the FMC Facilities or any land related thereto leased by the FMC Group or which have migrated therefrom to the extent resulting in each case from events prior to the Effective Date; (iv) for all damages, liabilities, costs and expenses (including, without limitation, Third Party Costs and Environmental Costs) relating to damages or injury to Natural Resources (as such term is defined in CERCLA) and any person or entity claiming such damages to itself, or on behalf of a third party, as a result of any such damage or injury to Natural Resources from events occurring prior to the Effective Date at the Pocatello, Idaho facility and all lands relating thereto; and (v) only to the extent not included in subclauses (i), (ii), (iii) and (iv) of this Article, for any other Environmental Costs and Third Party Costs incurred as a result of the presence of Facilities Substances which originated or were released from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have migrated therefrom to the extent resulting from events occurring prior to the Effective Date; provided, however, if the FMC Group can demonstrate by clear and convincing evidence that the Joint Venture operations or the "management practices" of the Joint Venture post-Effective Date have created a new liability or exacerbated an existing liability from prior practices, then the Joint Venture will share in the cure of such liability to the extent demonstrated by the evidence in accordance with the evidentiary standard set forth above, and unless the FMC Group shall show by clear and convincing evidence otherwise, the Environmental Costs for any Remedial Action shall be apportioned between the FMC Group and the Joint Venture pro-rata based upon the amount of Facilities Substances contributed by each company during that company's respective period of operation.

     (b) (i) The FMC Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture and the Solutia Group for Environmental Costs and Third Party Costs which arise from the presence of Non-Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills, etc.) or at any off-site waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom. and (ii) the FMC Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture for Environmental Costs and Third Party Costs which arise from the presence of Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills) or at any off-site location waste disposal facility which have been released, deposited or disposed of at any time prior to the Effective Date above, in, on or under or have come to reside or form part thereof, or have migrated therefrom unless the FMC Group can provide clear and convincing evidence that the Joint Venture operations or the "management practices" of the Joint Venture post-Effective Date have created a new liability or exacerbated an existing liability from prior practices,

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

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


then the Joint Venture will share in the cure of such liability in accordance with the evidentiary standard and apportionment requirements set forth above in Article 15.2(a).

     (c) Notwithstanding anything contained herein to the contrary, the following provisions shall govern with respect to the Pocatello, Idaho facility and any other assets or locations subject to the Pocatello Consent Decree:

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(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


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     (d)   The Solutia Group agrees to, shall, and hereby does,
indemnify and hold harmless the Joint Venture and the FMC Group: (i) for Environmental Costs and Third Party Costs incurred as the result of the presence of Non-Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been released or deposited above, in, on or under the Solutia Facilities or which have migrated therefrom, to the extent resulting in each case from events prior to the Effective Date; (ii) for Environmental Costs incurred for soil, air and groundwater remediation as a result of the presence of Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been deposited above, in, on, or under, or which have migrated therefrom, or any land related

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


thereto leased by the Solutia Group, including, without limitation, all sewers, piping and other improvements located below grade thereon, or which have migrated therefrom, to the extent resulting in each case from events prior to the Effective Date; (iii) for Third Party Costs incurred as a result of the presence in the soil, air or groundwater of Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, prior to the Effective Date or which have been deposited above, in, on, under, or which have migrated therefrom, the Solutia Facilities or any land related thereto leased by the Solutia Group or which have migrated therefrom to the extent resulting in each case from events prior to the Effective Date; and (iv) only to the extent not included in subclauses (i), (ii), and (iii) of this Article, for any other Environmental Costs and Third Party Costs incurred as a result of the presence of Facilities Substances which originated or were released from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have migrated therefrom to the extent resulting from events occurring prior to the Effective Date; provided, however, if the Solutia Group can demonstrate by clear and convincing evidence that the Joint Venture operations or the "management practices" of the Joint Venture post-Effective Date have created a new liability or exacerbated an existing liability from prior practices, then the Joint Venture will share in the cure of such liability to the extent demonstrated by the evidence in accordance with the evidentiary standard set forth above, and unless the Solutia Group shall show by clear and convincing evidence otherwise, the Environmental Costs for any Remedial Action shall be apportioned between the Solutia Group and the Joint Venture pro-rata based upon the amount of Facilities Substances contributed by each company during that company's respective period of operation.

     (e) (i) The Solutia Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture and the FMC Group for Environmental Costs and Third Party Costs which arise from the presence of Non-Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills, etc.) or at any off-site waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom. and (ii) the Solutia Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture for Environmental Costs and Third Party Costs which arise from the presence of Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills) or at any off-site location waste disposal facility which have been released, deposited or disposed of at any time prior to the Effective Date above, in, on or under or have come to reside or form part thereof, or have migrated therefrom unless the Solutia Group can provide clear and convincing evidence that the Joint Venture operations or the "management practices" of the Joint Venture post-Effective Date have created a new liability or exacerbated an existing liability from prior practices, then the Joint Venture will share in the cure of such liability in accordance with the evidentiary standard and apportionment requirements set forth above in
Article 15.2(d).

     (f)   [******************************************************
*********************************************************************
*********************************************************************
*********************************************************************
*********************************************************************
*********************************************************************
*********************************************************************
*********************************************************************
************************]

     (g)   For purposes of this Article 15, records of the Joint
Venture regarding amounts of Facilities Substances and Non-Facilities Substances handled, present, generated, or disposed of shall be deemed clear and convincing evidence.

     15.3. JOINT VENTURE'S RESPONSIBILITIES.

     (a) The Joint Venture agrees to, shall and does hereby indemnify and hold harmless the FMC Group and the Solutia Group for:
(i) Environmental Costs incurred, other than in relation to soil, air or groundwater remediation, as a result of the presence of Facilities Substances, which the FMC Group or the Solutia Group can demonstrate through clear and convincing evidence were released or originated from the Facilities or migrated therefrom to the extent resulting in each case from events occurring on or after the Effective Date; (ii) Third Party Costs incurred, other than in relation to soil, air or groundwater remediation, as the result of the presence of Facilities Substances, which the FMC Group or the Solutia Group can demonstrate through clear and convincing evidence originated or were released, from the Facilities or migrated therefrom to the extent resulting in each case from events occurring on or after the Effective Date; and (iii) Environmental Costs incurred for surface soil clean up and soil remediation due solely to the presence of Facilities Substances which the FMC Group or the Solutia Group can demonstrate through clear and convincing evidence are due to a discharge, release or spill of Facilities Substances at the Facilities due to the actions of the Joint Venture which occurred on or after the Effective Date.

     (b) The Joint Venture agrees to, shall, and does hereby, indemnify and hold harmless the FMC Group and the Solutia Group for Environmental Costs and Third Party Costs which the FMC Group or the Solutia Group can demonstrate through clear and convincing evidence arise from the presence of Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills) or at any off-site waste disposal facility which have been deposited or disposed of at any time on or after the Effective Date in, on or under or have come to reside or form part thereof, or have migrated therefrom.

     (c) Subject to Article 15.2(c) with respect to the Pocatello, Idaho facility and any assets or locations that are subject to the Pocatello Consent Decree, if the Facilities are transferred to the Joint Venture in compliance with the Requirements of Environmental Laws, then the Joint Venture shall be solely responsible at its sole cost and expense for maintaining such Facilities in compliance with the Requirements of Environmental Laws.

     (d) From and after the Effective Date, the Joint Venture shall be responsible for reporting all wastes generated by either the Transferred Assets or the operations of the Joint Venture.

     15.4. INDEMNITY FOR COMPLIANCE WITH ENVIRONMENTAL LAW.

     (a) Subject to, and without limiting the obligations of, the FMC Group under this Article 15 and without imposing any time limitations on any other obligations of the FMC Group under this Article 15, for a period of four (4) years after the Effective Date, the FMC Group agrees to, shall and hereby does indemnify and hold harmless the Joint Venture and the Solutia Group from and against any Losses (including any fines, penalties or assessments) as well as all capital expenditures, costs and expenses, arising from or relating to the failure of any of the FMC Facilities from being in compliance with the Requirements of Environmental Laws prior to the Effective Date, including, without limitation any claims made by the Joint Venture during such four-year period; provided, however, the foregoing shall exclude any projects or series of related projects that are in each case less than $25,000 in the aggregate.

     (b) Subject to, and without limiting the obligations of, the Solutia Group under this Article 15 and without imposing any time limitations on any other obligations of the Solutia Group under this
Article 15, for a period of four (4) years after the Effective Date, the Solutia Group agrees to, shall and hereby does indemnify and hold harmless the Joint Venture and the FMC Group from and against any Losses (including any fines, penalties or assessments) as well as all capital expenditures, costs and expenses, arising from or relating to the failure of any of the Solutia Facilities from being in compliance with the Requirements of Environmental Laws prior to the Effective Date, including, without limitation any claims made by the Joint Venture during such four-year period; provided, however, the foregoing shall exclude any projects or series of related projects that are in each case less than $25,000 in the aggregate.

     (c) The Joint Venture shall indemnify and hold harmless the FMC Group and the Solutia Group from and against any Losses (including any fines, penalties or assessments) arising from or relating a breach of the Joint Venture's obligations set forth in Article 15.3(c).

     15.5. ACCESS.

     (a) FMC reserves the right of reasonable access to and the right to be upon the Facilities and any part thereof as reasonably necessary, but only in such manner and at such times as will not interfere with the Joint Venture's normal operations, for purposes of evaluation, testing, remedial work and any other appropriate activities in connection with the matters contemplated by this Article 15 or undertaken by the FMC Group to mitigate the potential cost of any Remedial Action which could thereafter be imposed. In the event that such access would interfere with the Joint Venture's normal operations, the Joint Venture and the FMC Group agree to discuss in good faith a mutually satisfactory solution for access. The parties agree that data generated as a result of such evaluation and testing shall be made available to the Joint Venture and the Solutia Group.

     (b) Solutia reserves the right of reasonable access to and the right to be upon the Facilities and any part thereof as reasonably necessary, but only in such manner and at such times as will not interfere with the Joint Venture's normal operations, for purposes of evaluation, testing, remedial work and any other appropriate activities in connection with the matters contemplated by this Article 15 or undertaken by the Solutia Group to mitigate the potential cost of any Remedial Action which could thereafter be imposed. In the event that such access would interfere with the Joint Venture's normal operations, the Joint Venture and the Solutia Group agree to discuss in good faith a mutually satisfactory solution for access. The parties agree that data generated as a result of such evaluation and testing shall be made available to the Joint Venture and the FMC Group.

     15.6. CONFIDENTIALITY.

Each party shall hold, and shall cause its officers, directors, employees, agents and representatives (and shall cause the Joint Venture and shall cause its officers, directors, employees, agents and representatives) to hold, in strict confidence information provided to a party or received by a party under this Article 15 in accordance with
Article 23.4 hereof.

     15.7. PARTICIPATION PERMITTED.

Any party which could incur liability pursuant to this Article 15 shall have the full right, at its own expense, to participate, through counsel or otherwise, in all meetings and proceedings with adverse parties or governmental authorities pertaining to the matter involved. This right of participation shall not apply to confidential meetings in cases where the parties are litigating claims against each other in a judicial or administrative proceeding.

     15.8. APPLICATION AND CONDITIONS.

The following provisions shall apply to the Joint Venture only.

     (a) With respect separately to each circumstance where the FMC Group's obligations under Article 15 could arise, such obligations are conditioned upon (but only to the extent that the FMC Group is prejudiced by the failure to occur of):

           (i) the exercise of reasonable efforts and employment of design, engineering and construction techniques by the Joint Venture to reasonably minimize any environmental, remediation or similar costs, although the FMC Group shall pay excess costs of design or construction incurred by the Joint Venture in such exercise;

           (ii) the Joint Venture providing FMC with reasonable prior notice except in the event of emergencies, and in such emergencies the Joint Venture shall inform FMC as soon as practical before incurring any Environmental Costs or other clean-up costs;

           (iii) the Joint Venture giving full and fair consideration to comments and suggestions by FMC with respect to the avoidance of Environmental Costs or other clean-up costs (unless such comments or suggestions are deemed unreasonable); and

           (iv) the Joint Venture keeping designated FMC management personnel informed of the progress of any work or other actions which may result in Environmental
                  Costs or other clean-up costs.

     (b) With respect separately to each circumstance where the Solutia Group's obligations under Article 15 could arise, such obligations are conditioned upon (but only to the extent that the Solutia Group is prejudiced by the failure to occur of):

           (i) the exercise of reasonable efforts and employment of design, engineering and construction techniques by the Joint Venture to reasonably minimize any environmental, remediation or similar costs, although the Solutia Group shall pay excess costs of design or construction incurred by the Joint Venture in such exercise;

           (ii) the Joint Venture providing Solutia with reasonable prior notice except in the event of emergencies, and in such emergencies the Joint Venture shall inform Solutia as soon as practical before incurring any Environmental Costs or other clean-up costs;

           (iii) the Joint Venture giving full and fair consideration to comments and suggestions by Solutia with respect to the avoidance of Environmental Costs or other clean-up costs (unless such comments or suggestions are deemed unreasonable); and

           (iv) the Joint Venture keeping designated Solutia management personnel informed of the progress of any work or other actions which may result in Environmental Costs or other clean-up costs.

     15.9. PERMIT TRANSFERS.

     (a) In the event any registrations, licenses, permits or other rights granted by governmental agencies to the FMC Group must be transferred, amended or issued in order that the Joint Venture may lawfully conduct its business and sell Phosphorus Chemicals on or after the Effective Date, and such transfer, amendment or issuance has not been accomplished as of the date hereof, the FMC Group shall permit the Joint Venture to use the FMC Group's registration, license or permit solely to conduct its business and sell Phosphorus Chemicals, at the Joint Venture's expense, if, to do so, such would be permitted by and not violate the terms of the registration, license or permit and any law, regulation, ordinance or rule, until such permit, registration or license is transferred or issued to the Joint Venture or until 3 years (or such longer period of time as the parties may mutually agree in writing) on or after the Effective Date, whichever is earlier, provided the Joint Venture diligently pursues transfer, amendment or issuance thereof. The FMC Group shall not be liable to the Joint Venture and the Joint Venture releases and discharges the FMC Group and the Solutia Group from, any and all Losses which any of them may suffer or incur on account of the Joint Venture's use of the FMC Group's registration, license or permit or other rights granted by governmental agencies, or the FMC Group's permitting such use. Subject to the procedures set forth in Article 14.5 hereof, the Joint Venture shall indemnify and hold harmless the FMC Group and the Solutia Group from and against any and all third party claims arising from or related to the Joint Venture's use of the FMC Group's registration, license or permit or other rights granted by governmental agencies, or the FMC Group's permitting such use.

     (b) In the event any registrations, licenses, permits or other rights granted by governmental agencies to the Solutia Group must be transferred, amended or issued in order that the Joint Venture may lawfully conduct its business and sell Phosphorus Chemicals on or after the Effective Date, and such transfer, amendment or issuance has not been accomplished as of the date hereof, the Solutia Group shall permit the Joint Venture to use the Solutia Group's registration, license or permit solely to conduct its business and sell Phosphorus Chemicals, at the Joint Venture's expense, if, to do so, such would be permitted by and not violate the terms of the registration, license or permit and any law, regulation, ordinance or rule, until such permit, registration or license is transferred or issued to the Joint Venture or until 3 years (or such longer period of time as the parties may mutually agree in writing) on or after the Effective Date, whichever is earlier, provided the Joint Venture diligently pursues transfer, amendment or issuance thereof. The Solutia Group shall not be liable to the Joint Venture and the Joint Venture releases and discharges the Solutia Group and the FMC Group from, any and all Losses which any of them may suffer or incur on account of the Joint Venture's use of the Solutia Group's registration, license or permit or other rights granted by governmental agencies, or the Solutia Group's permitting such use. Subject to the procedures set forth in Article 14.5 hereof, the Joint Venture shall indemnify and hold harmless the Solutia Group and the FMC Group from and against any and all third party claims arising from or related to the Joint Venture's use of the Solutia Group's registration, license or permit or other rights granted by governmental agencies, or the Solutia Group's permitting such use.

     15.10. COOPERATION.

     (a) The Joint Venture and the FMC Group agree to consult with each other and to cooperate in pursuing methods of Remedial Action which reasonably comply with the Requirements of Environmental Law in a practical and economic fashion and also agree to consult with each other and to cooperate in order that any and all transferable permits, registrations, licenses or other rights referred to in Article 15.9 are transferred to the Joint Venture as required for the conduct of its business.

     (b) The Joint Venture and the Solutia Group agree to consult with each other and to cooperate in pursuing methods of Remedial Action which reasonably comply with the Requirements of Environmental Law in a practical and economic fashion and also agree to consult with each other and to cooperate in order that any and all transferable permits, registrations, licenses or other rights referred to in Article 15.9 are transferred to the Joint Venture as required for the conduct of its business.

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

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


     15.11. CESSATION OF MANUFACTURE.

     (a)    Subject to 15.2(c)(i), after the Effective Date, all costs and expenses incurred in connection with the costs of closure, dismantling, removal and demolition of machinery, equipment and structures transferred to the Joint Venture by the FMC Group as a part of the Transferred Assets (the "FMC Equipment") down to foundation level shall be solely to the Joint Venture's account. Environmental Costs arising from the presence of Facilities Substances on or in such FMC Equipment shall be to the Joint Venture's account. Environmental Costs arising from the presence of non-Facilities Substances on or in such FMC Equipment shall be to the FMC Group's account. Environmental Costs arising from the presence of Facilities Substances and/or Non-Facilities Substances on the land under such FMC Equipment or in the subsurface, soil or groundwater under such FMC Equipment or removal of FMC Equipment below grade shall be apportioned in accordance with Article 15.2(a) above. Notwithstanding the foregoing provisions of this Article 15.11(a), all costs and expenses incurred in connection with [******************************************************
***********************************************************************
***************************] shall be solely to FMC's account and FMC shall pay all such amounts and reimburse the Joint Venture for such amounts.

     (b) After the Effective Date, all costs and expenses incurred in connection with the costs of closure, dismantling, removal and demolition of machinery, equipment and structures transferred to the Joint Venture by the Solutia Group as a part of the Transferred Assets (the "Solutia Equipment") down to foundation level shall be solely to the Joint Venture's account. Environmental Costs arising from the presence of Facilities Substances on or in such Solutia Equipment shall be to the Joint Venture's account. Environmental Costs arising from the presence of non-Facilities Substances on or in such Solutia Equipment shall be to the Solutia Group's account. Environmental Costs arising from the presence of Facilities Substances and/or Non-Facilities Substances on the land under such Solutia Equipment or in the subsurface, soil or groundwater under such Solutia Equipment or removal of Solutia Equipment below grade shall be apportioned in accordance with Article 15.2(d) above. Notwithstanding the foregoing provisions of this Article 15.11(b), all costs and expenses incurred in connection with [********************************************************
*************************************************************************
****************************************************************] shall be solely to Solutia's account and Solutia shall pay all such amounts and reimburse the Joint Venture for such amounts.

     15.12. SPECIAL PROVISION REGARDING DEFINITIONS.
For purposes of the indemnities in this Article 15, each reference to a Group or the Joint Venture shall also include each director, officer, employee and agent of the relevant entity.

16.  WARRANTIES BY THE PARTIES; GUARANTIES OF PARENTS.

     16.1. Each party represents and warrants to the other party that
(i) it is duly formed and validly existing, and it is in good standing in the state of its incorporation and in each other state except where the failure to be in good standing would not have a material adverse effect on such party's Phosphorus Chemicals business, (ii) it is duly authorized and has the requisite power to execute this Agreement and to from the Joint Venture and to do all other things necessary to implement the various agreements contemplated in and by this Agreement, (iii) this Agreement has been duly executed, and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforceability thereof against such party may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application, (iv) none of such party's Transferred Assets

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

are subject to any consensual liens or security interests (except liens for taxes and materialsmen's liens being contested in good faith which are not material in amount), and (v) it has disclosed to the other party all material facts and circumstances existing on the date hereof which could reasonably be likely to, in such party's commercially reasonable judgment, have a material adverse effect on the Joint Venture.

     16.2. The performance of the obligations and liabilities of, as well as the representations and warranties provided by, each member of each Group contained in this Agreement and the Asset Transfer Agreements are hereby guaranteed by the relevant ultimate parent of each such entity (i.e. Solutia or FMC, as the case may be).

     16.3. As of the date of this Agreement, each party represents and warrants to the other party that the methodology for cost allocations for its Group's Phosphorus Chemicals business has not changed or been altered since January 1, 1998 where such change or alteration would have a material adverse effect on its Phosphorus Chemicals business.

17.  CONDITIONS PRECEDENT; TERMINATION OF AGREEMENT.

     17.1. The obligation of each party to consummate the Joint Venture is subject to the satisfaction (or waiver) on the Effective Date of the following conditions:

     A. Subject to Article 2.4, approval shall have been received under the HSR Act, or the waiting period thereunder shall have expired;

     B. Any other necessary governmental approvals of the Joint Venture shall have been given (either expressly or by operation of law), with exception of the Brazilian Consents, including without limitation, CADE in Brazil which the parties recognize and agree may not be obtained until after the Effective Date, in which case the Group owning any affected Brazilian assets or equity interests shall hold them in trust for the Joint Venture, with all benefits and burdens from such assets and equity interests being for the sole account of the Joint Venture; and

     C. Approval of the Board of Directors of each of Solutia and FMC shall have been given.

     17.2. Without prejudice to the foregoing, either party shall be entitled to terminate this Agreement at any time, without liability to the other party, from the date hereof up to the Effective Date, if:

     A. Subject to Article 2.4, no order of any court, arbitrator, or governmental, regulatory or administrative body, shall be in effect which restrains or prohibits the transactions contemplated hereby;

     B. There has arisen, after the date of this Agreement, any bona fide claim or litigation involving, directly or indirectly, one or both of the parties, of any member of either Group, which may reasonably be expected to materially and adversely affect the Transferred Assets and/or the business falling with the Field of the Agreement; and

     C. There has been a material adverse change reasonably outside of the control of the party seeking to terminate (i) if the party seeking to terminate is Solutia, with respect to the Transferred Assets, taken as a whole, relating to the FMC Group, or (ii) if the party seeking to terminate is FMC, with respect to the Transferred Assets, taken as a whole, relating to the Solutia Group.

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


     17.3. Subject to Article 14, if, on or before December 31, 1999, the conditions set out in Article 17.1 shall not all have been met, satisfied or waived or if an event set forth in Article 17.2 shall occur, then either party may terminate this Agreement by written notice to the other party. Further subject to Article 14 hereof, any such termination shall be without liability to any party, any member of its Group, or to any shareholder, director, officer, employee, agent, consultant or representative of any party.

18.  OPERATIONS UNTIL TRANSFER.

     From and after the date hereof, each party will use its reasonable best efforts to ensure that (i) no consensual secured liens or security interest shall be created or levied on the Transferred Assets (except liens for taxes and materialsmen's liens being contested in good faith which are not material in amount), and (ii) the assets to be transferred to the Joint Venture, shall be operated in the ordinary course of business consistent with past business practices, and no portion thereof (except inventory sold in the ordinary course of business) shall be sold, conveyed, or otherwise transferred, unless replacement assets are acquired or, due to the nature of the Transferred Assets and the business relating thereto, replacement assets are not required to continue the operation of the business consistent with past business practices. Each party represents and warrants to the other party that, since December 31, 1998, the assets of such party's Group being transferred to the Joint Venture and such Group's Phosphorus Chemicals business have been operated in the ordinary course of business consistent with past practices, and each party covenants that from the date hereof through the Effective Date it shall and shall cause its Group to operate it assets and its Phosphorus Chemicals business in the ordinary course of business, consistent with past practices.

19.  ASSIGNMENT; PLEDGE OF JOINT VENTURE INTEREST.

Neither party shall assign this entire Agreement, or all related rights and obligations in the Joint Venture or all rights and all obligations in any related agreements, without the prior written consent of the other party which consent may not be unreasonably withheld or delayed; provided, however, if a party desires to assign a portion of this Agreement, or a portion of the related rights and related obligations in the Joint Venture or a portion of the rights and obligations in any the related agreements, then the party desiring to make such assignment shall obtain the consent of the other party, which such consent of the other party may be withheld without cause being shown; provided, further, however, except such member of a Group may assign such interest to a wholly-owned subsidiary (which shall at all times remain a wholly-owned subsidiary, and such subsidiary may be a partnership, limited liability company, or corporation) of Solutia or FMC, as the case may be, provided that the ultimate parent company (e.g. Solutia or FMC, as the case may be) shall guarantee such subsidiary's performance hereunder. Without the prior written consent of the other party, no member of the Solutia Group or the FMC Group, as the case may be, shall pledge, encumber, or grant a security interest in, any interest (stock, membership or partnership) in any entity comprising the Joint Venture. Any permitted assignee shall, prior to the effectiveness of any assignment to such assignee, agree in writing to be bound by, and assume each obligation of the assigning party under, this Agreement, and each other document and agreement relating to the Joint Venture to which the assignor (or its Group) is a party, which such written agreement shall be in a form satisfactory to the party not assigning its interest hereunder.

20.  COSTS, FEES AND TAXES.

     20.1. Unless the parties agree otherwise in writing, each party shall bear and pay its own costs, expenses and fees incurred in connection with the making of this Agreement.

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

     20.2. Any and all stamp duties, transfer taxes, recording and filing fees, and other similar statutory costs, incurred or payable in connection, directly or indirectly, with the transfer to the Joint Venture of any of the Transferred Assets, or the implementation of this Agreement and the formation of the Joint Venture, shall be borne and paid by the Joint Venture. Notwithstanding the previous sentence, any and all taxes relating to income, capital gains, or other similar taxes or charges shall be borne by the Group transferring the Transferred Assets to the Joint Venture.

21.  NOTICES.

     21.1. Any notice to be served by one party on the other in connection with this Agreement shall be validly served if delivered by overnight delivery service (costs pre-paid), confirmed fax, or delivered in person, to the following addresses (or such other address as a party may specify from time to time in accordance with this Article):

     A.    FMC Corporation
           1735 Market Street
           Philadelphia, Pennsylvania 19103
           Attn.:  Vice-President of Chemical Products Group
           FAX:  (215) 299-6190
           TEL:  (215) 299-6000

               with a copy to:

           FMC Corporation
           200 East Randolph Dr.
           Chicago, Illinois 60601
           Attn.:  General Counsel
           FAX:  (312) 861-5992
           TEL:  (312) 861-6000

     B.    Solutia Inc.
           10300 Olive Boulevard
           St. Louis, Missouri 63166-6760
           Attention:  President
           FAX:  (314) 674-8425
           TEL:  (314) 674-8208

               with a copy to:

           Solutia Inc.
           10300 Olive Boulevard
           St. Louis, Missouri 63166-6760
           Attention:  General Counsel
           FAX:  (314) 674-2721
           TEL:  (314) 674-3586

After the Effective Date, the Joint Venture shall give each of the parties appropriate addresses for notices.

     21.2. Any notice validly served on a business day of the recipient and in accordance with Article 21.1 shall be deemed served on the day of receipt in the case of faxed, hand-delivered, and overnight delivery service notices.

22.  LAW.

This Agreement shall be governed and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereunder.

23.  MISCELLANEOUS PROVISIONS.

     23.1. THIRD PARTIES. Except as expressly stated herein with respect to members of each Group, no person or entity not a party to this Agreement (including, without limitation, any employee of either Group or the Joint Venture) shall be a third-party beneficiary of any provision of this Agreement, and nothing contained herein shall be construed or deemed to confer any benefit or right upon any third party.

     23.2. BROKERS. Each party agrees to indemnify and hold the other harmless against any and all liability to any broker retained by its Group in connection with this Agreement and the transactions contemplated by this Agreement.

     23.3. PRESS RELEASES. Except as required by law or securities exchange rules, public announcements and press releases concerning this Agreement and the transactions contemplated hereby shall be made only as mutually agreed by the parties.

     23.4. ENTIRE AGREEMENT CONFIDENTIALITY.

     A. This Agreement, including the Appendices attached to this Agreement and the Recitals set forth herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and all prior representations, discussions and negotiations between the parties and/or members of their Groups pertaining to the subject matter of this Agreement are superseded. Notwithstanding the preceding sentence, the terms and provisions of the certain letter agreement dated as of November 18, 1998 between the parties shall remain of full force and effect.

     B. Each Group (the "Recipient Party") agrees to hold in confidence and not to disclose either directly or indirectly to any third party any technical, financial, commercial or other information (the "Information") as may be revealed or disclosed orally, in writing or otherwise to it by the other Group or by the Joint Venture (the "Disclosing Party") and shall refrain from using any such Information for any purpose whatsoever other than for the purpose(s) for which the Information was disclosed or unless previously approved in writing by the Disclosing Party; provided, however, that these obligations shall not apply to Information:

           (i) which at the time of disclosure to the Recipient Party was in the public domain,

           (ii) which after disclosure to the Recipient Party becomes part of the public domain through no fault of said party,

           (iii) which at the time of disclosure to the Recipient Party was in its possession or was independently developed by the Recipient Party (and the Recipient Party can demonstrate such by written documents dated before the time of disclosure),

           (iv) which disclosure is obtained by the Recipient Party from a third party which has not, either directly or indirectly, received the Information from the Disclosing Party; or

           (v) which disclosure is required otherwise by law, unless compelled to disclose such documents or information by judicial or administrative process,.

           Specific Information shall not be deemed to be within the foregoing exceptions merely because such specific Information may be construed as being within broader, non-confidential information which is either in the public domain or in the possession of the Receiving Party at the time of the disclosure of such Information, nor shall a combination of features which form Information be deemed to be non-confidential merely because the individual features, without being combined, are non-confidential. In any such instance where disclosure appears to be compelled by law, the first party will notify the other party so that such party may avail itself of such measures as may be available for protecting the confidentiality of such information; provided, however, that neither party will be prohibited
           -----------------
           from using such documents and information in litigation against the other party.

     C. The parties shall cause the Joint Venture to adhere to similar obligations of confidentiality as set forth above with respect to Information received by it from either
           Group.

     D. Unless otherwise agreed between the parties, the provisions of this clause shall survive the termination of this Agreement and continue to be in force thereafter for a period of five (5) years.

     23.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

     23.6 AMENDMENT; WAIVER; HEADINGS. No waiver, modification or amendment of any provision, term, or condition of this Agreement shall be of any force or effect unless in writing and executed by each of the parties. No usage of trade, course of dealing or performance shall modify the terms or conditions of this Agreement. The headings in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

     23.7. DUE DILIGENCE. Until the Effective Date, each party shall continue to use its reasonable efforts to allow the other party to continue due diligence of such party's Phosphorus Chemicals business.

     23.8. AUDITORS. The parties will agree on the independent auditors of the Joint Venture. From time to time, each party shall have the right to have its own internal or external auditors review the books and records of the Joint Venture.

     23.9. SUPREMACY. In the event of any conflict or inconsistency between the provisions of this Agreement and any other document related to the subject matter of this Agreement, which may be entered into by the parties or between a member of any Group and the Joint Venture, from time to time, the provisions of this Agreement shall prevail in each case, unless the parties otherwise expressly agree in writing.

     23.10. SETTLEMENTS. Except as expressly provided otherwise herein, all settlements calculations under this Agreement shall be in United States Dollars, with the exchange rate for any other currencies into United States Dollars being as set forth in the last U.S. edition of The Wall Street
                                                       ---------------
Journal published on the business day immediately preceding the Effective
-------
Date.

24.  SPECIAL PROVISIONS REGARDING FOSBRASIL.

     Solutia has informed FMC that currently, (i) the interest in Fosbrasil is owned by a subsidiary of Monsanto Company, which holds such interest for the benefit of Solutia, and (ii) all of the benefits and burdens of such Fosbrasil interest currently pass through to Solutia.

     The Brazilian Consents may not be obtained prior to the Effective Date. From and after the date hereof, the parties agree to use their respective commercially reasonable good faith efforts to procure the Brazilian Consents in a prompt manner, and to timely comply in all material respects with all reasonable requests of any authorized governmental authority or third party who is also an owner of Fosbrasil in connection with obtaining the Brazilian Consents (including, consent of the other partners of Fosbrasil to obtain their consent and waiver of any right of first refusal, first, with respect to the transfer of the interest in Fosbrasil from Monsanto to Solutia, and second, to the transfer of the interest in Fosbrasil from Solutia to the Joint Venture). In connection with obtaining such consents, the parties will use their commercially reasonable good faith efforts to coordinate their respective efforts and work together in obtaining such consents. In the event a payment must be made to another owner of Fosbrasil to obtain such consent, such payment shall be for the sole account of Solutia.

     In the event that some or all of the Brazilian Consents are not obtained on or before the Effective Date, then with respect to those Transferred Assets for which the relevant Brazilian Consents are not obtained (e.g. the Fosbrasil interest owned by Monsanto Company for the benefit of Solutia and/or Solutia Group's other assets located in Brazil as identified on Appendix 1.48B), Solutia shall cause, at its sole cost and expense, all of the benefits and burdens (including, without limitation, associated profits, losses and liabilities) of such affected Transferred Assets shall inure to the Joint Venture from and after the Effective Date.

25.  DISPUTE RESOLUTION PROCEDURES.

     25.1 At any time after the date of this Agreement for so long as both the FMC Group and the Solutia Group own an interest in the Joint Venture, at the request of either party in a written notice to the other party's appointees to the Board, the parties agree to negotiate in good faith to resolve expeditiously any controversies, claims or disputes between the parties that may arise from time to time under this Agreement or otherwise relating to the Joint Venture. If, after a period of sixty
(60) days from the date of any such notice, the parties' respective appointees to the Board cannot resolve the matter under consideration, then any such matter not so resolved shall be referred (by written notice by either party to the other party's general counsel and the other party's appointees to the Board) to the chief executive officers of Solutia and FMC (the "Group Heads"), who shall have an initial meeting with respect to such matters within thirty (30) days of the date of such referral notice, and who shall thereafter negotiate in good faith with each other for an additional thirty (30) day period following the date of such initial meeting in an attempt to resolve any open issues. If the Group Heads are also unable to resolve such issues within such thirty (30) day period, the parties agree that thereafter either party shall be free to exercise whatever rights or remedies it may then have at law or equity, but in connection with any judicial proceedings, if any, with respect to such matter, both parties agree to waive their rights, if any, to a jury trial, and further agree that they will not assert in any such legal proceedings as a defense any statute of limitations or a claim of laches (unless the period of time between the occurrence of the event giving rise to the controversies, claims or disputes between the parties and the initiation of any such legal proceedings, less the time period consumed in the parties' compliance with the foregoing provisions of this Article, exceeds by ninety (90) days or more the time period of the relevant statute of limitations or would fulfill the time period required to assert a claim of laches).

     25.2. At any time the parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any proceeding or be made know to any third parties without the express prior written consent of both parties. Costs of mediation shall be borne equally by the parties, except each party shall be responsible for its own expenses.

26.  JOINT VENTURE TO BE BOUND.
On the Effective Date, each of the parties shall cause the Joint Venture (and each of its constituent entities) to agree to and be irrevocably bound by the terms and provisions of this Agreement, including, without limitation, Articles 14 and 15.


            {remainder of page intentionally left blank}

     IN WITNESS of the foregoing, the parties have signed this Agreement as to the date first written above.



FMC CORPORATION                    SOLUTIA INC.



By  /s/ Wm. H. Schumann            By  /s/ M. E. Miller
  ---------------------------        ---------------------------
Title  Vice President              Title  Vice President
     ------------------------           ------------------------



APPENDICES ATTACHED  [Omitted]
-------------------

Appendix No.         Description
------------         -----------

1.15                 Field of Agreement and Phosphorus Chemicals
1.19                 Foret Phosphorus Chemicals Business
1.37                 PPA Technology
1.48A                FMC Group Transferred Assets
1.48B                Solutia Group Transferred Assets
6.5                  Asset Transfer Agreements Principles
7.1                  December 31, 1998 Balance Sheet of each party
12.1                 Transition Services Agreement Principles

                      OMITTED ATTACHMENTS

A list briefly identifying the contents of all omitted attachments to this Joint Venture Agreement between Solutia Inc. and FMC Corporation appears on page 39 of the agreement. Solutia will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted attachment.